UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒                        Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12

BUSINESS FIRST BANCSHARES, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required

☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:
2)	Aggregate number of securities to which transaction applies:
3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
4)	Proposed maximum aggregate value of transaction:
5)	Total fee paid:

☐ Fee paid previously by written preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:
2)	Form Schedule or Registration Statement No.:
3)	Filing Party:
4)	Date Filed:

BUSINESS FIRST BANCSHARES, INC.

500 Laurel Street, Suite 101

Baton Rouge, Louisiana 70801

Notice of Annual Meeting of Shareholders
To Be Held JUNE 25, 2020

TO THE SHAREHOLDERS OF BUSINESS FIRST BANCSHARES, INC.:

The annual meeting of the shareholders of Business First Bancshares, Inc. will be held on Thursday, June 25, 2020, beginning at 8:00 a.m. local time. Due to the public health crisis related to the coronavirus outbreak (“COVID-19”), we have elected to hold our annual meeting in a virtual meeting format only, via a live webcast. At the virtual annual meeting, you will be asked to consider and vote upon the following:

1.	A proposal to elect 14 directors; and

2.	A proposal to ratify the appointment of Dixon Hughes Goodman, LLP as the Company’s auditor for the year ending December 31, 2020.

You may also be asked to consider any other business that may properly come before the annual meeting or any adjournment or postponement of the annual meeting.

We have fixed the close of business on May 14, 2020, as the record date for the annual meeting. Accordingly, only shareholders of record as of that date are entitled to notice of, to attend and to vote at, the annual meeting and any adjournment or postponement of the annual meeting.

We have elected to take advantage of Securities and Exchange Commission (“SEC”) rules that allow us to furnish proxy materials to certain shareholders over the internet. On or about the date of this Notice of Annual Meeting of Shareholders, we began mailing a notice of internet availability of proxy materials (the “notice of internet availability”) to shareholders of record at the record date. The notice of internet availability contains an internet address and a control number unique to each shareholder. Please use that internet address and control number to access the proxy statement (which describes in detail each of the matters to be considered at the annual meeting), our 2019 Annual Report on Form 10-K and the form of proxy over the internet, as well as instructions on how to request a paper copy of the proxy materials. Your vote is very important, and we encourage you to attend the virtual annual meeting. However, whether or not you expect to attend the virtual annual meeting, we urge you to access the website and vote electronically. This will ensure the presence of a quorum at the meeting and that your shares are voted in accordance with your wishes. Voting electronically will not prevent you from voting your stock at the meeting if you desire to do so, as your proxy is revocable at your option. You may revoke your proxy at any time before it is voted at the meeting in the manner described in the proxy statement.

BY ORDER OF THE BOARD OF DIRECTORS

May 20, 2020	Heather Roemer
Baton Rouge, Louisiana	Corporate Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 25, 2020.

This proxy statement, along with our 2019 Annual Report, including our Annual Report on Form 10-K for the year ended December 31, 2019 and any amendments thereto, are available free of charge on our website, www.b1bank.com, under “Shareholder Information.”

BUSINESS FIRST BANCSHARES, INC.

500 Laurel Street, Suite 101

Baton Rouge, Louisiana 70801

PROXY STATEMENT

FOR

ANNUAL MEETING OF SHAREHOLDERS

to be held on Thursday, June 25, 2020

The date of this proxy statement is May 20, 2020

In this proxy statement, when we refer to “Business First,” “the Company,” “our Company,” “we,” “our” and “us,” we are referring to Business First Bancshares, Inc. When we refer to “the Bank,” we are referring to b1BANK, formerly known as Business First Bank.

This proxy statement contains information about the 2020 annual meeting of the shareholders of Business First Bancshares, Inc. The meeting is scheduled to be held on Thursday, June 25, 2020, beginning at 8:00 a.m. local time. Due to the public health crisis related to the coronavirus outbreak (“COVID-19”) and pursuant to executive proclamation of Governor John Bel Edwards number 37 JBE 2020, we have elected to hold our annual meeting in a virtual meeting format only, via a live webcast in which all shareholders as of the record date for the meeting can attend and participate. To support the health and well-being of our employees, shareholders, and our community, you will not be able to attend the annual meeting physically in person. Our “virtual meeting” format is being adopted by a number of public companies like ours, and we have engaged a nationally recognized platform provider to assist us with our virtual meeting process.

You will be able to attend and participate in the annual meeting, vote your shares electronically, and submit your questions prior to and during the meeting by visiting: www.meetingcenter.io/245111535 on June 25, 2020 at 8:00 a.m. Central Time. To participate in the annual meeting at www.meetingcenter.io/245111535, you must enter the control number found on your proxy card you previously received. The password for the meeting is BFST2020. Questions or statements that we receive from shareholders which are relevant to the business to be conducted at the annual meeting will be read aloud on the webcast and, if appropriate, answered during the meeting. You will also be able to vote your shares electronically during the live webcast of the meeting. We are providing these proxy materials to you in connection with the solicitation of proxies by our board of directors for use at the 2020 annual meeting of shareholders and for any adjournment or postponement of the meeting.

________________________________________

IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE 2020 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON THURSDAY, JUNE 25, 2020.

_______________________________________

Pursuant to rules promulgated by the Securities and Exchange Commission (“SEC”), the Company is providing access to its proxy materials by sending you A notice of internet availability, which contains instructions on how to access the notice of annual meeting of shareholders, this proxy statement, the form of proxy and 2019 annual report, over the Internet.

this proxy statement, the form of proxy and 2019 annual report ARE FIRST BEING MADE AVAILABLE TO SHAREHOLDERS ON OR ABOUT MAY 29, 2020.

General Information About the Annual Meeting

Q:	When and where will the meeting be held?

A:

The meeting is scheduled to take place at 8:00 a.m., Central Time, on Thursday, June 25, 2020. Because of the prevalence of COVID-19 in our community, this will be a virtual meeting conducted online via a live webcast. You will be able to attend the meeting, submit your questions and comments during the meeting, and vote your shares at the meeting by visiting www.meetingcenter.io/245111535. The password for the meeting is BFST2020.

Q:	What is the purpose of the meeting?

A:	This is the 2020 annual meeting of shareholders of the Company. At the meeting, shareholders will act upon the matters outlined in the notice attached to this proxy statement, including the following:

1.	To elect 14 directors to serve on the board of directors of the Company until the Company’s 2021 annual meeting of shareholders or until their successors are duly elected and qualified; and

2.	To ratify the appointment of Dixon Hughes Goodman, LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2020.

Q:	Who are the nominees for director?

A:	The following individuals, who all currently serve as directors of the Company, have been nominated for reelection:

James J. Buquet, III	J. Vernon Johnson	David A. Montgomery, Jr.
Ricky D. Day	Rolfe H. McCollister, Jr.	Arthur J. Price
Mark P. Folse	Andrew D. McLindon	Kenneth Wm. Smith
John A. Graves	David R. Melville, III	Steven G. White
Robert S. Greer, Jr.	Patrick E. Mockler

The board of directors recommends that you vote FOR the election of each of the director nominees listed above to the board of directors.

Q:	Who is soliciting my vote?

A:	Our board of directors is soliciting your vote for the 2020 annual meeting.

Q:	What is a proxy?

A:

A proxy is a legal designation of another person, the proxy, to vote on your behalf. By completing the form proxy on the internet using the instructions in the notice of internet availability, or registering your proxy vote by telephone, you are giving the named proxies, who were appointed by our board, the authority to vote your shares in the manner that you indicate on your proxy or by phone.

Q:	What is a proxy statement?

A:

A proxy statement is a document that describes the matters to be voted upon at the meeting and provides additional information about the Company. Pursuant to regulations of the SEC, we are required to provide you with a proxy statement containing certain information when we ask you to complete a proxy to vote your stock at a meeting of the Company’s shareholders.

Q:	Who is entitled to vote at the annual meeting?

A:

You are entitled to receive notice of and to vote at the 2020 annual meeting if you owned shares of our common stock at the close of business on May 14, 2020, which is the date that our board of directors has fixed as the record date for the meeting. The record date is established by our board as required by Louisiana law. On the record date, 20,667,238 shares of our common stock were outstanding.

Q:	What is a Notice of Internet Availability?

In accordance with rules adopted by the SEC, instead of mailing a printed copy of our proxy materials to each shareholder of record, we are permitted to furnish our proxy materials, including the Notice of Annual Meeting of Shareholders, this Proxy Statement and our 2019 Annual Report, by providing access to such documents over the internet. Generally, shareholders will not receive printed copies of the proxy materials unless they request them.

A notice of internet availability that provides instructions for accessing our proxy materials over the internet was mailed directly to registered shareholders. The notice of internet availability also provides instructions regarding how registered shareholders may vote their common shares over the internet. Registered shareholders who prefer to receive a paper or e-mail copy of our proxy materials must follow the instructions provided in the notice of internet availability for requesting such materials.

The notice of internet availability only identifies the items to be voted on at the annual meeting. You cannot vote by marking the notice of internet availability and returning it. The notice of internet availability provides instructions on how to cast your vote.

A notice that directs beneficial owners of our common shares to the website where they can access our proxy materials will be forwarded to each beneficial shareholder by the brokerage firm, bank or other holder of record that is considered the registered owner with respect to the common shares of the beneficial shareholder. Such brokerage firm, bank or other holder of record will also provide each beneficial owner of our common shares with instructions on how the beneficial shareholder may request a paper or e-mail copy of our proxy materials.

Q.	What are the voting rights of the shareholders?

A:

Each holder of common stock is entitled to one vote for each share of common stock registered, on the record date, in such holder’s name on the books of the Company on all matters to be acted upon at the annual meeting. Our articles of incorporation prohibit cumulative voting.

The holders of at least a majority of the outstanding shares of common stock must be represented at the annual meeting, by virtual attendance or by proxy, in order to constitute a quorum for the transaction of business. At any annual meeting, whether or not a quorum is present, the chairman of the annual meeting or the holders of a majority of the issued and outstanding common stock, present by virtual attendance or represented by proxy and entitled to vote at the annual meeting, may adjourn the annual meeting from time to time without notice or other announcement.

Q:	What is the difference between a shareholder of record and a “street name” holder?

A:

These terms describe how your shares are held. If your shares are registered directly in your name with Computershare Trust Company, N.A., our stock transfer agent, you are considered the shareholder of record with respect to those shares. The notice of internet availability has been sent directly to you by Computershare Trust Company, N.A. at our request.

If your shares are held in a stock brokerage account or by a bank or other nominee, the nominee is considered the shareholder of record of those shares. You are considered the beneficial owner of these shares, and your shares are held in “street name.” The notice of internet availability, proxy statement and related information have been forwarded to you by your nominee. As the beneficial owner, you have the right to direct your nominee concerning how to vote your shares by using the voting instructions your nominee provided to you.

Q.	What is a broker non-vote?

A.

A broker non-vote occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner. Your broker has discretionary authority to vote your shares with respect to the ratification of the appointment of Dixon Hughes Goodman, LLP as our independent registered public accounting firm (Proposal 2). In the absence of specific instructions from you, your broker does not have discretionary authority to vote your shares with respect to the election of directors to our board (Proposal 1).

Q:	What should I do if I receive more than one set of voting materials?

A:

You may receive more than one notice of internet availability. For example, if you hold some shares in your name and other shares through a trust, you will receive a notice of internet availability for each form of ownership. Similarly, if you are a shareholder of record and hold shares in a brokerage account, you will receive a notice of internet availability for shares held in your name and voting instructions from your broker for shares held in “street name.” Please follow the instructions in any notice of internet availability or instructions you receive from a broker to ensure that all your shares are voted.

Q:	What do I need to do now?

A:	The process for voting your shares depends on how your shares are held as described above.

Record Holders. If you are a record holder on the record date for the annual meeting, you may submit voting instructions via the internet, by telephone by calling (800) 652-VOTE (8683) or on a paper proxy card (if you requested a paper copy of our proxy materials). Telephone voting ends at 1:00 a.m., Eastern Time, on Thursday, June 25, 2020. If you requested a paper copy of our proxy materials and wish to submit a paper proxy card, your proxy card must be received by 1:00 a.m., Eastern Time, on Thursday, June 15, 2020.

Voting your shares by proxy will enable your shares of common stock to be represented and voted at the annual meeting if you do not attend the virtual annual meeting and vote your shares electronically during the live webcast.

“Street Name” Holders. If you hold your shares in “street name,” your bank, broker or other nominee should provide to you with voting instructions. You should follow these instructions to may direct your nominee how to vote your shares. If you complete the voting instruction except for one or more of the voting instructions, then your broker will be unable to vote your shares with respect to the proposal as to which you provide no voting instructions, except that the broker has the discretionary authority to vote your shares with respect to Proposal Two—the ratification of the appointment of Dixon Hughes Goodman, LLP.

Alternatively, if you hold your shares in “street name” and you want to participate in or vote your shares at the virtual annual meeting, you must register in advance. To register in advance for the virtual annual meeting, you must obtain a copy of your legal proxy from your nominee directly and provide a copy of your legal proxy to Computershare Trust Company, N.A. You may forward the email containing your legal proxy, or email a PDF or other image of your legal proxy, to legalproxy@computershare.com. Your legal proxy must be received by Computershare Trust Company, N.A. no later than 5:00 p.m., Eastern Time, on Monday, June 22, 2020. You should contact your nominee directly in order to obtain the legal proxy issued to you by your nominee holder. Your legal proxy must reflect the number of shares held, along with your name and email address. Note that a broker letter that identifies you as a shareholder is not the same as a nominee-issued proxy. After you send your legal proxy to Computershare Trust Company, N.A., you will receive a control number that you will need to access the virtual annual meeting. If you fail to provide your legal proxy prior to the annual meeting, you will not be able to participate in or vote your shares at the virtual annual meeting.

Q:	How does the board of directors recommend that I vote my shares?

A:	The board of directors recommends a vote:

•	FOR the election of each of the 14 director nominees, and

•	FOR the proposal to ratify the appointment of Dixon Hughes Goodman, LLP as our independent registered public accounting firm for the year ended December 31, 2020.

Q:	How will my shares be voted if I submit a blank proxy that does not specify how my shares will be voted?

A:

If you are a record holder who submits a completed proxy that does not specify how you want to vote your shares on one or more proposals, the proxies will vote your shares for each proposal as to which you provide no voting instructions, and such shares will be voted in the following manner:

•	FOR the election of each of the 14 director nominees, and

•	FOR the proposal to ratify the appointment of Dixon Hughes Goodman, LLP as our independent registered public accounting firm for the year ended December 31, 2020.

If you are a “street name” holder and do not provide voting instructions on one or more proposals, your bank, broker or other nominee will be unable to vote those shares, except that the nominee will have discretion to vote on the ratification of the appointment of Dixon Hughes Goodman, LLP (Proposal 2).

Q:	What are my choices when voting?

A:	Election of Directors (Proposal 1). You may vote FOR or AGAINST, or you may ABSTAIN from voting, with respect to each director nominee.

Ratification of Dixon Hughes Goodman, LLP (Proposal 2). You may vote FOR or AGAINST the proposal, or you may ABSTAIN from voting on the proposal.

Q:	Can I attend the meeting?

A:

Yes. All shareholders are invited to attend the annual meeting by joining our live webcast. Shareholders of record on the record date for the annual meeting can vote electronically during the annual meeting. If your shares of common stock are held in “street name,” then you are not the shareholder of record. In order for you to vote the shares that you beneficially own and that are held in “street name” during the live webcast of the annual meeting, you must register in advance of the virtual annual meeting. See the response to the question “What do I need to do now?—“Street Name” Holders” above.

Q:	Will I be able to attend the annual meeting physically in person?

A:

No. Due to the public health crisis related to COVID-19 and pursuant to executive proclamation of Governor John Bel Edwards number 37 JBE 2020, we have elected to hold our annual meeting in a virtual meeting format only, via a live webcast in which all shareholders as of the record date for the meeting can attend and participate. To support the health and well-being of our employees, shareholders, and our community, you will not be able to attend the annual meeting physically in person.

Q.	May I change my vote after I have submitted my proxy?

A:	Yes. Regardless of the method used to cast a vote, if a shareholder is a holder of record, he or she may change his or her vote by:

•

delivering to us prior to the annual meeting a written notice of revocation addressed to: Business First Bancshares, Inc., Attn: Corporate Secretary, 500 Laurel Street, Suite 101, Baton Rouge, Louisiana 70801;

•

accessing the website specified on the notice of internet availability in the same manner you would to submit your proxy electronically or by calling (800) 652-VOTE (8683), in each case by following the instructions indicated on the notice of internet availability; or

•

attending the virtual annual meeting and voting during the live webcast of the annual meeting, and any earlier proxy will be revoked. However, simply attending the live webcast of the annual meeting without voting will not revoke your proxy.

If your shares are held in “street name” and you desire to change any voting instructions you have previously given to the record holder of the shares of which you are the beneficial owner, you should contact the broker, bank or other nominee holding your shares in “street name” in order to direct a change in the manner your shares will be voted.

Q:	What vote is required to approve each item?

A:

Election of Directors (Proposal 1). Because this is an uncontested election, meaning the number of nominees is equal to the number of directors to be elected, each nominee will be elected to the board of directors if the nominee receives a majority of the votes cast, which means that the 14 director nominees must each receive more votes “for” than “against” to be elected. If any of the nominees fail to obtain a majority of the votes cast, such director will continue to serve until the board of directors acts to either fill the director’s position until a replacement can be elected or to reduce the size of the board, which shall occur no more than 90 days after the annual meeting.

Ratification of Dixon Hughes Goodman, LLP (Proposal 2). The proposal to ratify Dixon Hughes Goodman, LLP as our independent registered public accounting firm for the year ended December 31, 2020 will be adopted if the votes cast in favor of the proposal exceed the votes cast against the proposal.

Q:	How are broker non-votes and abstentions treated?

A:

Brokers, as holders of record, are permitted to vote on certain routine matters, but not on non-routine matters. A broker non-vote occurs when a broker does not have discretionary authority to vote the shares and has not received voting instructions from the beneficial owner of the shares. The only routine matter to be presented at the annual meeting is the ratification of the appointment of Dixon Hughes Goodman, LLP as our independent registered public accounting firm (Proposal 2). If you hold shares in street name and do not provide voting instructions to your broker, those shares will be counted as broker non-votes for all non-routine matters.

A broker non-vote or a withholding of authority to vote with respect to one or more nominees for director will not have the effect of a vote against such nominee or nominees because broker non-votes and abstentions are counted for purposes of determining the presence or absence of a quorum, but are not counted as votes cast at the annual meeting. Any abstentions will not have the effect of a vote against the proposals to ratify the appointment of Dixon Hughes Goodman, LLP as our independent registered public accounting firm. Because the ratification of the appointment of the independent registered public accounting firm is considered a routine matter and a broker or other nominee may generally vote on routine matters, no broker non-votes are expected to occur in connection with this proposal.

Q:	Do I have any dissenters’ or appraisal rights with respect to any of the matters to be voted on at the annual meeting?

A:	No. None of our shareholders has any dissenters’ or appraisal rights with respect to the matters to be voted on at the annual meeting.

Q:	What are the solicitation expenses and who pays the cost of this proxy solicitation?

A:

Our board is asking for your proxy, and we will pay all of the costs of soliciting shareholder proxies. We may use officers and employees of the Company to ask for proxies, as described below. The Company will reimburse banks, brokerage houses and other custodians, nominees, and fiduciaries for their reasonable expense in forwarding the proxy materials to beneficial owners of the Company’s common stock.

Q:	Is this proxy statement the only way that proxies are being solicited?

A:

No. In addition to the solicitation of proxies by use of the mail, if deemed advisable, directors, officers and regular employees of the Company may solicit proxies personally or by telephone or other means of communication, without being paid additional compensation for such services.

Q:	Are there any other matters to be acted upon at the annual meeting?

A:

Management does not intend to present any business at the annual meeting for a vote other than the matters set forth in the notice, and management has no information that others will do so. The proxy also confers on the proxies the discretionary authority to vote with respect to any matter presented at the annual meeting for which advance notice was not received by the Company in accordance with the Company’s Amended and Restated Bylaws. If other matters requiring a vote of the shareholders properly come before the annual meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares represented by the proxies held by them in accordance with applicable law and their judgment on such matters.

Q:	Where can I find the voting results of the annual meeting?

Preliminary voting results will be announced at the annual meeting. Final voting results will be tallied by the inspector of election after the vote at the annual meeting. We will publish the final voting results in a Current Report on Form 8-K, which we are required to file with the Securities and Exchange Commission within four business days following the annual meeting.

Q:	Who can help answer my questions?

A:

The information provided above in this “Question and Answer” format is for your convenience only and is merely a summary of the information contained in this proxy statement. We urge you to carefully read this entire proxy statement and the accompanying 2019 Annual Report. If you have additional questions about the proxy statement or the annual meeting, you should contact Heather Roemer, Corporate Secretary for Business First, by telephone at (225) 248-7635 or at the following address: Business First Bancshares, Inc., 500 Laurel St., Suite 101, Baton Rouge, Louisiana 70801, Attn: Corporate Secretary.

Proposal One – Election of Directors

Our articles of incorporation and bylaws provide that the number of directors of the Company shall be as determined from time to time by the board of directors. Each director shall hold office until the next annual meeting of shareholders or until his successor has been duly elected and qualified.

On May 1, 2020, the Company completed the merger of Pedestal Bancshares, Inc. (“Pedestal”) with and into the Company (the “Merger”). As required by the Agreement and Plan of Reorganization dated as of January 22, 2020 by and between the Company and Pedestal (the “Merger Agreement”) , upon the consummation of the Merger, we reconstituted our board of directors, reducing its size to 14 and appointing four new directors who were formerly directors of Pedestal. As a result, our board currently consists of 14 members.

The Corporate Governance/Nominating Committee has recommended to the board of directors, and the board of directors has approved the nomination of, each of the current 14 directors of the Company for reelection to the board, to serve as directors until our 2021 annual meeting of shareholders. The names, positions with Business First, and principal occupations of the director nominees are listed on the following page.

Name	Title/Position with Business First	Principal Occupation
James J. Buquet, III	Director	President & CEO, Buquet Distributing Company
Ricky D. Day	Director	Owner, Ricky Day Trucking
Mark P. Folse	Director	Executive Vice President, b1BANK
John A. Graves	Director	President, Evans -Graves Engineers, Inc.
Robert S. Greer, Jr.	Chairman	Chairman of the Board, Business First and b1BANK
J. Vernon Johnson	Director	Retired
Rolfe H. McCollister, Jr	Director	Publisher, Chairman & Founder, Louisiana Business, Inc.
Andrew D. McLindon	Director	President, Mainspring Companies, LLC
David R. Melville, III	Director, President & CEO	President & CEO, b1BANK
Patrick E. Mockler	Director	President, Mockler Beverage, Baton Rouge / Southern Eagle, New Orleans
David A. Montgomery, Jr.	Director	Partner, Montgomery Agency, Inc.
Arthur J. Price	Director	President/CFO, Badger Oil
Kenneth Wm. Smith	Director	President, CEO, Owner, T. Baker Smith, LLC
Steven G. White	Director	Business Manager, William A. Robinson Trust

Each of the nominees was approved by our board of directors upon the recommendation of the Corporate Governance/Nominating Committee. In addition, each of the nominees has previously served as a director of either the Company or Pedestal and has agreed to serve as a director, if elected, for an additional term. If any of the nominees should become unable to serve as a director, our board of directors may designate a substitute nominee. In that case, the persons named on the form of proxy as proxies may vote for the substitute nominee or nominees recommended by our board of directors. We have no reason to believe that any of the 14 nominees for election named above will be unable to serve.

Unless authority is expressly withheld, the proxy holders will vote the proxies received by them for the 14 director nominees listed above. Although each nominee has consented to being named in this proxy statement and to serve if elected, if any nominee should prior to the annual meeting decline or become unable to serve as a director, the proxies will be voted by the proxy holders for such other person as may be designated by the present board of directors.

Pursuant to the Company’s articles of incorporation, directors are elected by a majority of the votes cast in the election of directors, meaning that each candidate must receive more votes “for” than votes “against.” However, if there are more nominees for director than there are available directorships, then the directors are elected by plurality, meaning those nominees receiving the most votes “for” will be elected director.

If a director does not receive a majority of the votes cast for his or her election, our Corporate Governance Guidelines require that the director promptly tender his or her resignation to the board of directors. The Corporate Governance/Nominating Committee will consider whether or not to accept such resignation and provide its recommendation to the full board no later than 60 days after the relevant shareholder meeting based on the factors set forth in our Corporate Governance Guidelines, and the full board of directors will make a final determination, considering such recommendation, of whether to accept or reject the tendered resignation no later than 90 days after the relevant shareholder meeting. The Company will disclose the board’s decision, including a full explanation of the process by which the decision was reached, in public filing with the SEC. If the resignation is accepted by the board, the Corporate Governance/Nominating Committee will recommend to the board of directors whether to reduce the number of directors or to fill the vacant directorship.

________________________________________

Your board of directors unanimously recommends a vote “FOR” the persons nominated by the board to serve as directors until the 2021 annual meeting of shareholders. If you submit a completed proxy, the persons named in the enclosed proxy will vote to elect the nominees as directors, unless you withhold authority to vote for the election of the nominees as directors by marking the proxy to that effect.

________________________________________

Information Regarding Director Nominees

A brief description of the background of each of the nominees for director is set forth below. No nominee has a family relationship with any other executive officer or director.

James J. Buquet, III (54). JJ Buquet serves as a director for Business First and b1BANK. Mr. Buquet is President of Buquet Distributing Company and has served as its President since 1995. Mr. Buquet holds a bachelor’s degree in general business from Washington & Lee University and Master of Business Administration from Tulane University. He has since served as Chairman of Louisiana Beer Industry League and as a board member of the National Beer Wholesalers Association. In the early 1990s, Mr. Buquet’s family established the James J Buquet, Jr. Family Foundation and were founding members of Coastal Commerce Bancshares, Inc., and its banking subsidiary Coastal Commerce Bank, where Mr. Buquet served as Chairman prior to its merger with Louisiana Community Bancorp. Mr. Buquet served as Vice Chair and Audit Chair of Louisiana Community Bancorp, which was renamed Pedestal Bancshares, Inc. in 2018 and merged with Business First in May 2020. He has also served on the boards of a number civic and charitable entities including Chairman of the Houma-Terrebonne Chamber of Commerce, Chairman of the South Louisiana Economic Council, Founder and Chairman of the Bayou Community Foundation, board member of the Greater New Orleans Foundation, and Vice Chair of the Catholic Foundation for South Louisiana. Mr. Buquet also serves as Audit & Finance Chair for BevCap Captive Insurance Group.

Ricky D. Day (54). Ricky Day serves as a director for Business First and b1BANK. Mr. Day is Owner and President of Ricky Day Trucking which includes a fleet of 50 units operating in Louisiana and Texas. He also owns DeRidder Truck Parts and is co-owner of Southland Group which owns multiple companies operating in the timber industry. Mr. Day has extensive director experience, previously serving as director of Pedestal Bank and City Savings Bank.

Mark P. Folse (54). Mark Folse serves as Executive Vice President and a director of Business First and b1BANK. He previously served as a founding organizer, President and Chief Executive Officer of Pedestal Bancshares, Inc., and its subsidiary Pedestal Bank, which merged with Business First in 2020. Prior to that, Mr. Folse served as General Counsel to the Louisiana Bankers Association. He holds a bachelor’s degree in finance, a Juris Doctor from the Louisiana State University Law Center and is a graduate of the Graduate School of Banking at Colorado. He has served the industry as a board member of the Louisiana Bankers Association, the American Bankers Association Community Bankers Council, and the Conference of State Bank Supervisors Bankers Advisory Board. He currently serves as a board member of First National Bankers Bank. Community service has included board membership of the Houma-Terrebonne Chamber of Commerce, the Terrebonne Economic Development Authority, the South Louisiana Economic Council, the United Way for South Louisiana, and the Chabert Medical Center Foundation.

John A. Graves (78). John Graves serves as a director for Business First and b1BANK. Mr. Graves is President of Evans-Graves Engineers, Inc. in Baton Rouge, Louisiana and New Orleans, Louisiana and has served as the firm’s President since 1986. Mr. Graves holds a bachelor’s degree in Civil Engineering from Louisiana State University and post graduate studies in the College of Business Administration. He previously represented East Baton Rouge Parish on the Regional Planning Commission for 26 years. Mr. Graves presently serves on the LSU College of Engineering Dean’s Advisory Council, the LSU Civil and Environmental Engineering Advisory Board and was inducted into the LSU College of Engineering/Department of Civil and Environmental Engineering Hall of Distinction in 2009. In 2016, Mr. Graves was inducted into the LSU College of Engineering Hall of Distinction. He currently serves on the board of directors for Pennington Biomedical Research Foundation. Mr. Graves is involved with several large projects including Port Louisiana, Inc. providing Louisiana with a deep-water access port supporting waterborne commerce for LNG Energy projects. Mr. Graves served as Program Manager for the largest Civil Works Program in U.S. History, the Hurricane and Storm Damage Risk Reduction System (HSDRRS) i.e. The Fortress of New Orleans.

Robert S. Greer, Jr. (72). Bob Greer serves as Chairman of the board of Business First and b1BANK. Mr. Greer previously served as President of multiple insurance companies during his career. He retired in 2013 from his position as President and Chief Executive Officer of LEMIC Insurance Company, a workers’ compensation insurer in Baton Rouge, Louisiana. Prior to his retirement, Mr. Greer served as the President and Chief Executive Officer of LEMIC Insurance Company since 2001. Mr. Greer holds a bachelor’s degree in insurance from Louisiana State University. Mr. Greer also previously served as a director of Starmount Life Insurance and as a director of Woman’s Hospital. Mr. Greer benefits our board of directors through his extensive business knowledge and experience in the insurance industry as well as with valuable insight gained through his service on other boards of directors. His commitment to our success is also demonstrated by his service as our Chairman.

J. Vernon Johnson (68). J. Vernon Johnson serves as director for Business First and b1BANK. Mr. Johnson is a career banker having served in various executive positions in the banking industry over the past forty-seven years. Mr. Johnson served most recently as Chairman of the Board of Pedestal Bancshares, Inc. and Pedestal Bank in Houma, Louisiana, which merged with Business First in 2020, and has previously served on the board of the Louisiana Bankers Association. He holds a bachelor’s degree in computer science and business from the University of Southwestern Louisiana (now University of Louisiana, Lafayette) and is a graduate of the Graduate School of Banking at Louisiana State University. Mr. Johnson’s extensive experience in banking and contacts in the banking industry provide our board with valuable insight regarding current banking issues and knowledge of financial markets.

Rolfe H. McCollister, Jr. (64). Rolfe McCollister serves as a director for Business First and b1BANK. Mr. McCollister is the founder of Louisiana Business, Inc., which publishes Greater Baton Rouge Business Report (started in 1982), 225 magazine, inRegister magazine, Daily Report online news, Louisiana NEXT, Welcome magazine, 10/12 Industry Report and other specialty publications. Louisiana Business, Inc. also produces the Baton Rouge Business Awards and Hall of Fame, Influential Women in Business, the Louisiana Business Symposium, Forty Under 40 and several other annual events. Mr. McCollister is a graduate of Louisiana State University and served two terms as a board member of the LSU System Board of Supervisors, including being elected chairman. His business management experience, previous service on the board of directors of three banks, and many community contacts enable him to make valuable contributions to our board of directors.

Andrew D. McLindon (58).  Andrew McLindon serves as a director for Business First and b1BANK. Mr. McLindon has served since 1989 as President and Chief Executive Officer of Mainspring Companies, a management firm that oversees the operations for the following companies: MBD Automation, a conveyor and automated equipment installation provider; Modus, LLC, a national facility services company; MBD Maintenance, a commercial building maintenance company; Genlease, a provider of rental equipment used in e-commerce distribution facilities; McLindon Development Group, a real estate development company; GearTrain, a national program management company and Propel Productions, a video production company. Mr. McLindon earned a bachelor’s degree in construction management from Louisiana State University. Mr. McLindon brings executive decision-making, leadership, and risk assessment skills to our board of directors as a result of his experience in the construction industry. His experience in real estate development and construction also benefit our board of directors.

David R. Melville, III (45). David “Jude” Melville serves as President and Chief Executive Officer and a director of Business First and b1BANK. He has served in these capacities since 2011 and has held various management roles since the Bank’s chartering in 2006. Prior to becoming a community banker, Mr. Melville served as a captain in the U.S. Air Force. He earned a bachelor’s degree in social studies from Harvard College and a Master of Science in Management from the London School of Economics. Mr. Melville is also a 2007 graduate of the Graduate School of Banking at Louisiana State University. He serves as Treasurer of the Louisiana Association of Business and Industry, as a member of Louisiana’s Committee of 100, and as Chair of the Federal Reserve Sixth District’s Depository Institutions Advisory Council, among other affiliations.

Patrick E. Mockler (51). Patrick Mockler serves as a director for Business First and b1BANK. Mr. Mockler served as President of Mockler Beverage Company, ALP from 2007 to 2018 and has been a partner of Mockler Beverage and Reiger Road Development, LLC since 1995 and 2000, respectively. He has been active in day to day operation of Mockler Beverage since 1994. Mr. Mockler has been a partner of New Orleans Eagle Investments, LLC since its inception in 2009 to acquire Southern Eagle Sales and Service in New Orleans. He became President of Southern Eagle in 2018. Additionally, he has experience as a director of b1BANK since 2006, served on the Loan Committee for three years, the Audit Committee for the last seven years, the Risk Committee for the last four years, the Compensation Committee for the last five years and is the current Chair of the Comp Committee. Mr. Mockler is the Vice Chairman of the board of LWCC (Louisiana Workers Comp Corp) and its Investment Committee and has served on dozens of charitable board and committees. He is a 1993 graduate of Louisiana State University with a degree in International Trade and Finance.

David A. Montgomery, Jr. (59). David Montgomery serves as a director for Business First and b1BANK. Mr. Montgomery has served as Vice President of Montgomery Agency, Inc., an independent insurance agency, since 1990. Mr. Montgomery is 50% partner in Brothers Ventures, a Real Estate Investment LLC. Mr. Montgomery is a Certified Public Accountant and he is currently a councilman at large with Bossier City, Louisiana. He also served for 17 years as the Chairman of the Budget Committee for the Bossier City Council. Since 1996, Mr. Montgomery has served on the Finance Committee for North Louisiana Volunteers of America. Mr. Montgomery holds a bachelor’s degree in accounting from Louisiana State University. Mr. Montgomery brings extensive knowledge of the insurance and accounting industries to our board of directors. He also provides valuable knowledge and insight derived from his service for civic and governmental organizations.

Arthur J. Price (54). Arthur Price serves as a director for Business First and b1BANK. Mr. Price has served as Vice President, Finance / CFO for Badger Oil Corporation for over thirty years and was named President / CFO in 2017. Badger Oil and its affiliates participate in the exploration, drilling and production of crude oil and natural gas, with primary operations in the Louisiana Gulf Coast region and the Outer Continental Shelf of the Gulf of Mexico. Prior to joining Badger Oil, Mr. Price worked as an oil and gas accountant with a specialized firm located in Lafayette, Louisiana. As a senior member of the oil and gas community, Mr. Price is an active board member of the Louisiana Oil and Gas Association, and immediate past chairman of the Board, and the Louisiana Association of Business and Industry. Mr. Price is also a former member of the board of The Lafayette Petroleum Club, having served as Treasurer and President. Mr. Price received a Bachelor of Science degree in Business Administration from the University of Southwestern Louisiana (now The University of Louisiana, Lafayette) in 1989 and is a Certified Public Accountant.

Kenneth Wm. Smith, PE, PLS (57). Kenneth Smith serves as a director for Business First and b1BANK. Mr. Smith, a Professional Engineer and Land Surveyor, is President and Chief Executive Officer of T. Baker Smith, LLC, a professional services firm that provides planning, environmental, surveying, engineering, and construction management services. Mr. Smith has been with T. Baker Smith, LLC since 1980. He also serves as Managing Partner for the following companies: TBS Mexico, TBS Holding, LLC, a real-estate holding company; Four C’s of Houma, LLC, a personal investment company; and Mega Beast Commercial Realty, a commercial real estate company. Mr. Smith serves as a Partner at JPS Equipment Rentals, LLC. Mr. Smith served as the President for the Houma Terrebonne Chamber of Commerce, South Central Industrial Association, South Louisiana Economic Council, and the Louisiana Pipeliners Association, and he currently serves as a member of the Louisiana Oil & Gas Association and Louisiana Association of Business & Industry. Mr. Smith earned a degree in civil engineering from Louisiana Tech University. He brings extensive business skills and experience to our board of directors, having successfully managed his own business for many years. Mr. Smith is also an active leader in his community and serves on the boards of many civic organizations. His many professional and community contacts benefit our board of directors.

Steven G. White (60). Steve White serves as a director for Business First and b1BANK. Mr. White has served as the Business Manager for the William A. Robinson Trust since January of 2009. Mr. White’s previous work experiences include serving in roles as President, Senior Vice President, and other executive roles in U.S. and international logistic businesses. He also served as a Chief Operations Officer in the home health and hospice industry. Mr. White graduated from Louisiana Tech University with a Bachelor of Science degree in petroleum engineering in 1985. Mr. White’s experience in asset management and his knowledge of the oil and gas industry are valuable to our board of directors.

Proposal Two – Ratification of Audit Firm

Pursuant to the recommendation of the Audit Committee, the Board has appointed Dixon Hughes Goodman, LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2020.

During 2019, the Audit Committee conducted a competitive review process of independent registered public accounting firms. As a result of this process, the Audit Committee appointed Dixon Hughes Goodman, LLP as the Company’s independent registered public accounting firm for the year ended December 31, 2020. The Company’s former independent registered public accounting firm, Hannis T. Bourgeois, LLP, continued to serve as the Company’s auditors for the year ended December 31, 2019 and issued their audit of our financial statements as of and for the year ended December 31, 2019 that are included in the 2019 Annual Report.

At the annual meeting, the shareholders will be asked to consider and act upon a proposal to ratify the appointment of Dixon Hughes Goodman, LLP. The ratification of such appointment will require the affirmative vote of the holders of a majority of the outstanding shares of common stock entitled to vote and present at the live webcast of the annual meeting or represented by proxy at the annual meeting. Representatives of Dixon Hughes Goodman, LLP are expected to be present at the annual meeting, will be given an opportunity to make a statement (if they desire to do so) and are expected to be available to respond to appropriate questions.

Shareholder ratification of the selection of Dixon Hughes Goodman, LLP as the Company’s independent registered public accounting firm for the 2020 fiscal year is not required by the Company’s bylaws, state law or otherwise. However, the board of directors is submitting the selection of Dixon Hughes Goodman, LLP to the Company’s shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain Dixon Hughes Goodman, LLP. Even if the selection of Dixon Hughes Goodman, LLP is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the 2020 fiscal year if it determines that such a change would be in the best interests of the Company and its shareholders.

Your board of directors unanimously recommends a vote “FOR” the proposal to ratify Dixon Hughes Goodman, LLP as the independent auditor for the Company for the year ending December 31, 2020. If you submit a completed proxy, the persons named in the enclosed proxy will vote “FOR” the proposal to ratify the appointment of Dixon Hughes Goodman, LLP as the independent auditor for the Company for the year ending December 31, 2020, unless you indicate a vote against the proposal or abstain from voting by marking the proxy to that effect.

Current Executive Officers and Directors

General

Our board of directors and the board of directors of b1BANK are each made up of the same 14 individuals. Our directors are typically elected by shareholders at our annual shareholders’ meeting. However, pursuant to the terms of the Merger Agreement, upon effectiveness of the Merger on May 1, 2020, we reconstituted the board of directors of each of the Company and b1BANK, reducing each board’s size to 14 and appointing four new directors who were formerly directors of Pedestal and Pedestal Bank. As a result, our board, and the board of b1BANK each currently consists of 14 members.

The elected directors hold office until the next annual meeting, or until their successors are duly elected and qualified. Our executive officers are appointed by and serve at the discretion of our board of directors.

The directors of b1BANK are elected by us, as the sole shareholder of b1BANK, each year and they hold office for a term of one year or until their successors are chosen and qualified. The executive officers of b1BANK are appointed by and serve at the discretion of its board of directors. No director or executive officer has any family relationship, as defined in Item 401 of Regulation S-K, with any other director or executive officer or director.

Board of Directors

Information about our current directors, all of whom have been nominated by the board of directors for election to the board, is set forth above in the section of this proxy statement entitled “Proposal One – Election of Directors.” As discussed above, Messrs. Buquet, Day, Folse and Johnson were appointed to the board on May 1, 2020 pursuant to the terms of the Merger Agreement, although the Merger Agreement does not require that we nominate them for election at the annual meeting. There are no other arrangements between us and any person pursuant to which any nominee was elected as a director or is nominated to be elected as a director.

Executive Officers

The following table sets forth the current executive officers of Business First and b1BANK:

Name	Age	Title/Position with Business First	Position Since	Title/Position with b1BANK	Position Since
Mark P. Folse	54	Director	May 1, 2020(1)	Executive Vice President	May 1, 2020(1)
Donald A. Hingle, II	59	---	---	Executive Vice President, Chief Credit Executive	January 2017(2)
Philip Jordan	47	---	---	Executive Vice President, Chief Banking Officer	August 2018(3)
Keith Mansfield	44	---	---	Executive Vice President, Chief Operations Officer	January 2017(4)
David R. Melville, III	45	President and Chief Executive Officer, Director	March 2011(5)	President and Chief Executive Officer, Director	March 2011(5)
Alicia Robertson	51	---	---	Executive Vice President, Chief Treasury Management, Private Banking, Wealth Solutions Officer	August 2018(6)
Gregory Robertson	48	Chief Financial Officer and Treasurer	January 2017(6)	Executive Vice President, Chief Financial Officer	January 2017(6)
Margaret Singer Lee	43	---	---	Executive Vice President, Chief Human Resources Officer	July 2019(7)

(1)

Mr. Folse joined the Bank on May 1, 2020, upon consummation of the Merger with Pedestal, pursuant to the terms of the Merger Agreement. Prior to the Merger, Mr. Folse served as President and Chief Executive Officer of Pedestal and Pedestal Bank.

(2)	Mr. Hingle has been with the Bank since July 2009, previously serving as its Southeastern Region Chief Executive Officer.
(3)	Mr. Jordan has been with the Bank since August 2008, previously serving as its Chief Commercial Officer.
(4)	Mr. Mansfield has been with the Bank since April 2016, previously serving as its Chief Information Officer.
(5)

Mr. Melville has been with the Bank since its inception in February 2006, previously serving as its Chief Administrative Officer. He was promoted to the position of Chief Executive Officer in March 2011.

(6)	Ms. Robertson has been with the Bank since September 2011, previously serving as its Chief Retail Officer.
(7)	Mr. Robertson has been with the Bank since August 2011, previously serving as its Chief Banking Officer.
(8)	Ms. Singer Lee joined the Bank in July 2019.

A brief description of the background of each of our non-director executive officers is set forth below:

Donald A. Hingle, II. Don Hingle has been with b1BANK since July 2009 and currently serves as the Executive Vice President, Chief Credit Executive. Prior to January 2017, Mr. Hingle served as the Executive Vice President of the Southeastern Region, which includes the Houma, Covington, and New Orleans markets. Prior to his promotion to Executive Vice President in February of 2014, Mr. Hingle served as the Regional President of b1BANK’s Bayou Region (Houma Market). Mr. Hingle manages all aspects of the credit function of the Bank including retail lending, mortgage banking, credit analysis, credit reporting, asset-based lending services, and appraisal/environmental review. He has 38 years of banking experience. Mr. Hingle has a bachelor’s degree in Finance and a Master of Business Administration from the University of New Orleans.

Philip Jordan. Philip Jordan has been with b1BANK since August 2008 and currently serves as the Chief Banking Officer, leading the unified commercial and retail banking teams in each of the Bank’s markets as well as the correspondent banking division. Prior to January 2017, Mr. Jordan was the Western Region Chief Executive Officer which included the southwest, northwest and Lafayette areas of Louisiana. Prior to his promotion to Executive Vice President in July 2015, Mr. Jordan served as Regional President of b1BANK’s Northwest Louisiana division. Mr. Jordan holds a Finance degree from Louisiana Tech University.

Keith Mansfield. Keith Mansfield serves as Executive Vice President and Chief Operations Officer for b1BANK and has 22 years of banking experience. In his role as Chief Operations Officer, Mr. Mansfield is responsible for all aspects of the Bank’s operations, which include information technology, electronic banking, loan operations, deposit operations, transaction services, branch and treasury operations, business intelligence, marketing, facilities, information security operations, vendor management and project management. Mr. Mansfield served most recently as the Bank’s Chief Information Officer. Before joining b1BANK, Mr. Mansfield served as the Chief Technology Officer for a regional financial institution in the Southeast. Mr. Mansfield received a Bachelor of Business Administration in Accounting from the University of Tennessee at Martin.

Alicia Robertson. Alicia Robertson serves as Executive Vice President and Chief Treasury Management, Private Banking and Wealth Solutions Officer for b1BANK. Ms. Robertson has more than 30 years of banking experience. In her role, Ms. Robertson is responsible for our wealth solutions, private banking, and treasury management lines of business with a focus on our deposit-related product suite, growing core deposits and increasing non-interest income. During her tenure with b1BANK, Ms. Robertson has also managed retail banking, electronic banking, deposit, and branch operations. Prior to b1BANK, Ms. Robertson served as a private banker and treasury management sales officer with a focus on commercial banking.

Gregory Robertson. Greg Robertson has served as the Executive Vice President and Chief Financial Officer of b1BANK since January 2017 and has been with Business First since 2011. He previously served as our Chief Banking Officer. He has been in the banking business since 1996. Mr. Robertson worked at City Savings Bank and Trust Co. from 1996 to 2011, where he served in many capacities, including branch manager, commercial lender, program manager for City Savings Financial Services, and Senior Vice President. As Chief Financial Officer for b1BANK, he leads the finance and risk areas of the Bank including accounting, treasury and investments, special assets, Bank Secrecy Act, compliance, internal audit, enterprise risk management, risk analytics, and project management. Mr. Robertson graduated from Northwestern State University in 1993 with a Bachelor of Science degree.

Margaret “Mimi” Singer Lee. Mimi Singer Lee has been with b1BANK since July 2019 and serves as the Executive Vice President, Chief Human Resources Officer.  She has over 20 years of comprehensive HR experience including recruitment, talent acquisition, retention, employee relations, policy administration, and training and development.  Prior to joining b1BANK, Dr. Singer Lee served in progressively responsible positions in Human Resource Management at Louisiana State University, the state’s flagship university, including her most recent role as Interim Chief Human Resources Officer.  She earned her PhD in Human Resource Education from Louisiana State University and holds the Professional in Human Resources certification from HRCI, along with the SHRM Certified Professional designation.

Corporate Governance Principles and Related Matters

We are committed to having sound corporate governance principles, which are essential to running our business efficiently and maintaining our integrity in the marketplace. Our board of directors has adopted Corporate Governance Guidelines, which set forth the framework within which our board, assisted by our board committees, directs the affairs of our organization. The Corporate Governance Guidelines address, among other things, the composition and functions of the board, director independence, compensation of directors, management succession and review, board committees and selection of new directors. In addition, our board of directors adopted a Code of Business Conduct and Ethics that applies to all of our directors, officers, and employees. Our Corporate Governance Guidelines, as well the Code of Business Conduct and Ethics, are available on our website at www.b1bank.com under “Shareholder Information.” Any amendments to the Code of Business Conduct and Ethics, or any waivers of its requirements with respect to a senior executive officer, will be disclosed on our website, as well as any other means required by the rules of the Nasdaq Global Select Market.

Board Independence

Under the rules of the Nasdaq Global Select Market, independent directors must comprise a majority of our board of directors. The rules of the Nasdaq Global Select Market, as well as those of the Securities and Exchange Commission (the “SEC”), also impose several other requirements with respect to the independence of our directors.

Our board of directors has evaluated the independence of its members based upon the rules of the Nasdaq Global Select Market and the SEC. Applying these standards, our board of directors has affirmatively determined that all of our directors, except for Messrs. Folse and Melville, are “independent directors” under the applicable rules. We have determined that Messrs. Folse and Melville are not “independent directors” under the applicable rules since each is an employee of the Bank and Mr. Melville is also an employee of the Company.

Board Leadership Structure

Our board of directors does not have a formal policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board. It is our board of directors’ view that rather than having a rigid policy, the board of directors, with the advice and assistance of the Nominating/Corporate Governance Committee, and upon consideration of all relevant factors and circumstances, will determine, as and when appropriate, whether the two offices should be separate. Currently, our leadership structure separates the offices of Chief Executive Officer and Chairman of the Board, with Mr. Melville serving as our Chief Executive Officer and Mr. Greer as Chairman of the Board, reinforcing the leadership role of our board of directors in its oversight of our business and affairs.

Board Meetings

Our board of directors held 10 scheduled meetings in 2019. Information regarding meetings of the various committees is described below. All directors attended at least 75% of the board and committee meetings on which they served during 2019. Directors are encouraged to attend annual meetings of our shareholders, although we have no formal policy on director attendance at annual meetings. Ten of our directors attended our 2019 annual shareholder meeting.

Board Committees

Our board of directors has established standing committees in connection with the discharge of its responsibilities. These committees include the Audit Committee, the Compensation Committee, and the Nominating/Corporate Governance Committee. Our board of directors also may establish such other committees as it deems appropriate, in accordance with applicable law and regulations and our corporate governance documents.

Audit Committee

Our board of directors has established an Audit Committee to assist it in fulfilling its responsibilities for general oversight of the integrity of our consolidated financial statements, compliance with legal and regulatory requirements, the independent auditor’s qualifications and independence, the performance of the independent auditors and our internal audit function, and risk assessment and risk management. Our Audit Committee held seventeen scheduled meetings in 2019. Thomas E. Stewart, Jr. and Robert Yarborough served on the Audit Committee throughout 2019 and until their resignation from the board on May 1, 2020. Current members of our Audit Committee include:

•	James J. Buquet, III
•	J. Vernon Johnson
•	David A. Montgomery, Jr., Chairman
•	Steven G. White

Our board of directors has evaluated the independence of each of the members of our Audit Committee and has affirmatively determined that (1) each of the members of our Audit Committee is an “independent director” under Nasdaq Global Select Market rules, (2) each of the members satisfies the additional independence standards under applicable SEC rules for audit committee service, and (3) each of the members has the ability to read and understand fundamental financial statements. Our board of directors has also determined that David A. Montgomery, Jr. qualifies as an “audit committee financial expert” under Item 407(d)(5) of Regulation S-K under the Securities Act, and has the requisite accounting or related financial expertise required by applicable SEC rules.

Our Audit Committee has adopted a written charter, which sets forth the committee’s duties and responsibilities. The charter of the Audit Committee is available on our website at www.b1bank.com under “Shareholder Information.” The duties and responsibilities of the Audit Committee include, among other things:

●

Reviewing the annual audited and quarterly unaudited financial statements and recommending inclusion of the annual audited consolidated financial statements in the Company’s annual report on Form 10‑K;

●	Periodically reviewing and discussing the adequacy of the Company’s internal controls and financial disclosure controls;

●	Approving all engagements for audit and non-audit services by the independent auditors;

●	Considering the independence of the independent auditors;

●	Appointing, retaining, and dismissing the independent auditors;

●	Overseeing the internal audit function; and

●	Reviewing and approving the Audit Committee’s charter.

Compensation Committee

Our board of directors has established a Compensation Committee to assist it in in its oversight of our overall compensation structure, policies and programs and assessing whether such structure meets our corporate objectives, the compensation of our named executive officers and the administration of our compensation and benefit plans. Our Compensation Committee held five scheduled meetings in 2019. Robert Yarborough served on the Compensation Committee throughout 2019 and until his resignation from the board on May 1, 2020. Current members of our Compensation Committee include:

●	James J Buquet, III
●	Rolfe H. McCollister, Jr
●	Patrick E. Mockler, Chairman
●	Kenneth Wm. Smith

Our board of directors has evaluated the independence of each of the members of our Compensation Committee and has affirmatively determined that each of the members of our Compensation Committee meets the definition of an “independent director” under Nasdaq Global Select Market rules. Our board has also determined that each of the members of the Compensation Committee qualifies as a “nonemployee director” within the meaning of Rule 16b-3 under the Exchange Act and an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code.

In 2019, the Compensation Committee engaged Pearl Meyer and Partners, LLC (“Pearl Meyer”) to provided compensation consulting services. Please see the discussion of the consulting services provided to the Compensation Committee by Pearl Meyer under the section titled “Executive Compensation—Narrative Discussion of Summary Compensation Table—Role of Independent Compensation Consultant.”

Our Compensation Committee has adopted a written charter, which sets forth the committee’s duties and responsibilities. The charter of the Compensation Committee is available on our website at www.b1bank.com under “Shareholder Information.” The duties and responsibilities of the Compensation Committee include, among other things:

●	Reviewing annual compensation and incentive opportunities of the executive officers and recommending annual compensation and incentive opportunities to the board of directors;

●	Reviewing and making recommendations to the board of directors relating to employment, change in control and similar agreements with executive officers;

●	Reviewing and determining, and recommending to the board of directors, policies relating to the Company’s philosophy and practices relating to compensation of its executive officers and directors;

●	Reviewing and determining, and recommending to the board of directors, performance measures applicable to performance-based cash and equity incentives;

●	Administering the Company’s compensation and benefit plans;

●	Reviewing the compensation of employees other than executive officers;

●	Reviewing with management the compensation discussion in the Company’s annual proxy statement and other SEC filings;

●	To the extent required, preparing the Compensation Committee Report; and

●	Retaining any compensation consultant and other legal and other advisors.

Compensation Committee Interlocks and Insider Participation

During 2019, none of the members of our Compensation Committee were an officer or employee of Business First Bancshares, Inc. or b1BANK. In addition, none of our executive officers serves or has served as a member of the board of directors, compensation committee or other board committee performing equivalent functions of any other entity that has one or more executive officers serving as one of our directors or on our Compensation Committee.

Nominating/Corporate Governance Committee

Our board of directors has established a Nominating/Corporate Governance Committee to assist it in in its oversight of identifying and recommending persons to be nominated for election as directors and to fill any vacancies on the board of directors of the Company and each of our subsidiaries, monitoring the composition and functioning of the standing committees of the board of directors of the Company and each of our subsidiaries, developing, reviewing and monitoring the corporate governance policies and practices of the Company and each of our subsidiaries. Our Nominating/Corporate Governance Committee held three scheduled meetings in 2019. Lloyd B. Alford, David L. Laxton, III and Charles Stewart Slack each served on the Nominating/Corporate Governance Committee throughout 2019 and until their resignations from the board on May 1, 2020. Steven G. White was appointed as the Chairman of the Nominating/Governance Committee in May 2020 following Mr. Laxton’s resignation. Current members of our Nominating/Corporate Governance Committee include:

●	Ricky D. Day
●	John A. Graves
●	Robert S. Greer, Jr.
●	Rolfe H. McCollister
●	Steven G. White, Chairman

Our board of directors has evaluated the independence of each of the members of our Corporate Governance/Nominating Committee and has affirmatively determined that each of the members of our Corporate Governance/Nominating Committee meets the definition of an “independent director” under Nasdaq Global Select Market rules.

Our Nominating/Corporate Governance Committee has adopted a written charter, which sets forth the committee’s duties and responsibilities. The charter of the Nominating/Corporate Governance Committee is available on our website at www.b1bank.com under “Shareholder Information.” The duties and responsibilities of the Compensation Committee include, among other things:

●	Reviewing the corporate governance and leadership structure of the Company;

●	Recommending to the board of directors nominees for election to the board;

●	Monitoring the committees of the board, recommending any changes to the duties and responsibilities of those committees and the creation or elimination of any committees;

●	Developing, monitoring, and reviewing the Company’s compliance with corporate governance guidelines; and

●	Establishing the process for conducting the annual review performance of the board, its committees and each director and executive officer.

Director Qualifications

In carrying out its functions, the Nominating/Corporate Governance Committee will develop qualification criteria for all potential nominees for election, including incumbent directors, board nominees and shareholder nominees to be included in the Company’s future proxy statements. These criteria may include the following attributes:

●	adherence to high ethical standards and high standards of integrity;

●

sufficient educational background, professional experience, business experience, service on other boards of directors and other experience, qualifications, diversity of viewpoints, attributes and skills that will allow the candidate to serve effectively on the board of directors and the specific committee for which he or she is being considered;

●	evidence of leadership, sound professional judgment and professional acumen;

●	evidence the nominee is well recognized in the community and has a demonstrated record of service to the community;

●	a willingness to abide by any published code of conduct or ethics for the Company and to objectively appraise management performance;

●	the ability and willingness and ability to devote sufficient time to carrying out the duties and responsibilities required of a director;

●	any related person transaction in which the candidate has or may have a material direct or indirect interest and in which we participate; and

●

the fit of the individual’s skills and personality with those of other directors and potential directors in building a board of directors that is effective, collegial, and responsive to the needs of the Company and the interests of our shareholders.

In addition, the Company’s board of directors and the Nominating/Corporate Governance Committee are committed to increasing the diversity of the Company’s board.  In furtherance of that commitment, the Nominating/Corporate Governance Committee is actively seeking a female candidate to add to the board.

The Nominating/Corporate Governance Committee will also evaluate potential nominees for the Company’s board of directors to determine if they have any conflicts of interest that may interfere with their ability to serve as effective board members and to determine whether they are “independent” in accordance with applicable SEC and Nasdaq Global Select Market rules (to ensure that, at all times, at least a majority of our directors are independent). Although we do not have a separate diversity policy, the committee considers the diversity of the Company’s directors and nominees in terms of knowledge, experience, skills, expertise, and other demographics that may contribute to the Company’s board of directors.

Prior to nominating or, if applicable, recommending an existing director for re-election to the Company’s board of directors, the Nominating/Corporate Governance Committee will consider and review the following attributes with respect to each existing director:

●	attendance and performance at meetings of the Company’s board of directors and the committees on which such director serves;

●	length of service on the Company’s board of directors;

●	experience, skills, and contributions that the existing director brings to the Company’s board of directors;

●	independence and any conflicts of interest; and

●	any significant change in the director’s status, including the attributes considered for initial membership on the Company’s board of directors.

Independent Auditors

As previously disclosed in the Company’s current report on Form 8-K filed with the SEC on August 16, 2019 (the “Auditor Change 8-K”), following a competitive review process of independent registered public accounting firms, on August 15, 2019, the Audit Committee dismissed Hannis T. Bourgeois, LLP (“HTB”) as the Company’s independent auditor, effective after the filing of the Company’s annual report on Form 10-K for the year ended December 31, 2019. HTB audited the Company’s financial statements as of December 31, 2019 and 2018 and for the three years ended December 31, 2019. The audit reports of HTB on the Company’s consolidated financial statements for each of the two most recent fiscal years ended December 31, 2019 and 2018 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2019 and 2018, there were: (i) no disagreements within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions between the Company and HTB on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to HTB’s satisfaction, would have caused HTB to make reference thereto in their reports; and (ii) no “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K.

The Company provided HTB with a copy of the disclosures in the Auditor Change 8-K prior to its filing with the SEC. The Company requested that HTB furnish it with a letter addressed to the SEC stating whether HTB agrees with the statements made by the Company regarding HTB in this Report and, if not, stating the respects in which it does not agree. A copy of HTB’s letter dated August 16, 2019 to the SEC was filed as Exhibit 16.1 to the Auditor Change 8-K.

In addition, as disclosed in the Auditor Change 8-K, on August 15, 2019, the Audit Committee engaged Dixon Hughes Goodman, LLP (“DHG”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020. During the years ended December 31, 2019 and 2018, neither Business First nor anyone on its behalf consulted with DHG regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and no written report or oral advice was provided to the Company that DHG concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issues; or (ii) any matter that was either the subject of a “disagreement” or a “reportable event” (within the meaning of Item 304(a)(1)(iv) and Item 304(a)(1)(v) of Regulation S-K, respectively). Our shareholders are being asked to ratify and approve the appointment of DHG at the 2020 annual meeting.

Fees to Independent Auditors

The following table presents fees for professional services rendered by Hannis T. Bourgeois, LLP for 2019 and 2018:

	2019	2018
Audit fees	$219,575	$190,857
Audit-related fees	19,500	1,710
Tax fees	14,825	11,805
All other fees	2,978	41,040
Total	$256,878	$245,412

As defined by the SEC, (i) “audit fees” are fees for professional services rendered by the independent registered public accounting firm for the audit of our annual financial statements and review of financial statements included in our Form 10-Q, or for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for those fiscal years; (ii) “audit-related fees” are fees for assurance and related services by our principal accountant that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “audit fees;” such services include an audit of our 401(k) plan; (iii) “tax fees” are fees for professional services rendered by our principal accountant for tax compliance, tax advice, and tax planning; and (iv) “all other fees” are fees for products and services provided by our principal accountant, other than the services reported under “audit fees,” “audit-related fees,” and “tax fees.”

The Audit Committee has reviewed the audit and non-audit fees billed to the Company by Hannis T. Bourgeois, LLP for 2019 and 2018 for purposes of considering whether such fees are compatible with maintaining the auditor’s independence and concluded that such fees did not impair Hannis T. Bourgeois, LLP’s independence. The Audit Committee pre-approves all audit and non-audit services performed by our independent registered public accounting firm to assure that the provision of such services does not impair their independence. Federal securities regulations specify the types of non-audit services that an independent auditor may not provide to us and establish the Audit Committee’s responsibility for administration of the engagement of our independent auditors. During 2019, the Audit Committee pre-approved all services provided to us by our independent auditor.

Shareholder Communications with the Board

The board of directors has established the following procedure to enable anyone who has a concern regarding Business First to communicate that concern directly to an individual director, the board as a group, or a specified committee or group, including the independent directors as a group. Any such communication should be made using the following contact information:

Business First Bancshares, Inc.

ATTN: Corporate Secretary

500 Laurel Street, Suite 101

Baton Rouge, Louisiana 70801

Each communication should specify the applicable addressee or addresses to be contacted as well as the general topic of the communication. Communications may be confidential or anonymous. Business First will initially receive and process communications before forwarding them to the addressee. Communications may also be referred to other departments within Business First. Business First generally will not forward to the directors a communication that it determines to be primarily commercial in nature or related to an improper or irrelevant topic, or that requests general information about Business First.

Executive Compensation

Business First’s named executive officers for 2019, which consist of its principal executive officer and the two other most highly compensated executive officers, are:

●	David R. (“Jude”) Melville, III, Business First’s and b1BANK’s President and Chief Executive Officer;

●	Gregory Robertson, Business First’s Chief Financial Officer and Treasurer and b1BANK’s Executive Vice President and Chief Financial Officer; and

●	Philip Jordan, b1BANK’s Executive Vice President and Chief Banking Officer.

Summary Compensation Table

The following table provides information regarding the compensation of our named executive officers for the fiscal years ended December 31, 2019 and 2018.

Name and Principal Position with b1BANK	Year ($)		Salary ($)		Stock Awards (1) ($)		Non-Equity Incentive Plan Compensation ($)	All Other Comp. (6) ($)	Total ($)

David R. (“Jude”) Melville, III	2019		$490,000		$339,511	(2)	$325,000	$140,243	$1,294,754
President and Chief Executive Officer	2018	(4)	$460,000		$240,004	(3)	$300,000	$141,899	$1,141,903

Gregory Robertson	2019		$269,204		$136,364	(2)	$122,932	$35,530	$564,030
Executive Vice President and Chief Financial Officer	2018	(4)	$261,363		$99,471	(3)	$119,351	$35,073	$515,258

Philip Jordan	2019	(5)	$282,999	(6)	$136,364	(2)	$122,932	$54,536	$596,831
Executive Vice President and Chief Banking Officer	2018	(4)	$261,363		$99,471	(3)	$119,351	$56,048	$536,233

(1)

The dollar amount of our time-based stock awards reflects the aggregate fair value determined as of the grant date in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Stock Compensation. The market value at the grant date were based on the closing price of our common stock on the latest business day prior to the grant date.

(2)	Restricted stock awards were granted for 2019 performance and vest in three equal installments over a period of two years, beginning on March 31, 2020.
(3)	Restricted stock awards were granted for 2018 performance and vest in three equal installments over a period of two years, beginning on March 31, 2019.
(4)	2018 information has been updated to conform to 2019 presentation.
(5)	Includes $13,795 of supplemental pay relating to Mr. Jordan’s relocation.
(6)	All Other Compensation earned in 2019 for the named executive officers includes the total of the benefits and perquisites in the table below:

All Other Compensation:
Named Executive Officer	SERP(a)	Car Allowance	Health & Welfare Plan Premiums	Executive Allowance	Items below $10,000	Total
David R. (“Jude”) Melville, III	$95,859	$10,728	$19,086	$12,000	$2,570	$140,243

Gregory Robertson	$–	$10,728	$19,086	$–	$5,716	$35,530

Philip Jordan	$24,949	$10,728	$18,531	$–	$328	$54,536

(a)	Represents the increase in the named executive officer’s vested benefits under the SERP.

Narrative Discussion of Summary Compensation Table

General. We compensate our named executive officers through a mix of base salary, cash incentive bonuses, equity incentive compensation and other benefits, which include, to a certain extent, perquisites. We originally established our executive compensation philosophy and practices to fit our status as a privately held corporation and have adapted our philosophy since becoming a public company. We believe the current mix and value of these compensation elements provide our named executive officers with total annual compensation that is both reasonable and competitive within our markets, appropriately reflects our performance and the executive’s particular contributions to that performance, and takes into account applicable regulatory guidelines and requirements.

The Compensation Committee, either as a committee or together with the other independent directors of the Company, makes all decisions with respect to the compensation of the Company’s named executive officers. Our President and Chief Executive Officer annually reviews the performance of each of the Company’s and its subsidiaries’ executive officers (other than himself). The conclusions reached and the compensation recommendations based on these reviews, including with respect to salary adjustments and bonuses, were presented to the Compensation Committee. The Compensation Committee evaluates the President and Chief Executive Officer’s performance in light of the Company’s goals and objectives relevant to his compensation and, either as a committee or together with the other independent directors of the Company, determines and approves the President and Chief Executive Officer’s compensation level. The President and Chief Executive Officer is not involved with any aspect of determining his own pay.

Base Salary. The base salaries of our named executive officers have been historically reviewed and set annually by the board of directors or the Compensation Committee as part of the Company’s performance review process as well as upon the promotion of an executive officer to a new position or other change in job responsibility. In establishing base salaries for our named executive officers, the Compensation Committee has relied on external market data obtained from outside sources, including a peer bank salary study prepared by our independent compensation consultant, Pearl Meyer. In addition to considering the information obtained from such sources, the Compensation Committee has considered:

●	each named executive officer’s scope of responsibility;

●	each named executive officer’s years of experience;

●	the types and amount of the elements of compensation to be paid to each named executive officer;

●

our overall financial performance and performance with respect to other aspects of our operations, such as our growth, asset quality, profitability, and other matters, including the status of our relationship with the banking regulatory agencies; and

●	each named executive officer’s individual performance and contributions to our company-wide performance, including leadership, teamwork, and community service.

Cash Bonuses. We typically pay an annual cash incentive award to our named executive officers, as well as to certain other officers and employees. Annual incentive awards are intended to recognize and reward those named executive officers who contribute meaningfully to our performance for the year. In determining whether to pay cash bonuses to a named executive officer for a given year and the amount of any cash bonus to be paid, the Compensation Committee considers the personal performance of the executive officer and contributions to the Company’s performance for the year, including leadership, teamwork and community service.

Equity Incentive Awards. In order to motivate retain and align executive compensation with the long-term objectives of the organization, the Compensation Committee considers market practices, external competitiveness, shareholder interests and advice from independent compensation consultants in establishing the type and amount of equity awards granted to our named executive officers. See “—Equity Incentive Plans” below for information regarding our equity incentive compensation practices.

Benefits and Perquisites. Generally, our named executive officers participate in the same benefit plans designed for all of our full-time employees, including health, dental, vision, disability, and basic group life insurance coverage. The purpose of our employee benefit plans is to help attract and retain quality employees, including executives, by offering benefit plans similar to those typically offered by our competitors.

We provide our named executive officers with a limited number of perquisites that we believe are reasonable and consistent with our overall compensation program to better enable us to attract and retain qualified executives. Our Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to named executive officers. In 2019, we provided each of our named executives officers with an allowance for automobile-related expenses and paid for certain club memberships. We also provided certain of our named executive officers with certain medical allowances for health examination expenses.

Role of Independent Compensation Consultant. The Compensation Committee engaged Pearl Meyer as its independent compensation consultant in 2019 to advise the Compensation Committee on executive and director compensation matters, short- and long-term incentive compensation programs, compliance with SEC rules and regulations for compensation plans and arrangements, and to provide it with information and data concerning executive and director compensation. Pearl Meyer did not provide additional services other than compensation consulting to the Compensation Committee. The Compensation Committee conducted an assessment of potential conflicts of interest and independence issues for Pearl Meyer and no conflicts of interest or independence issues relating to Pearl Meyer’s services were identified by the Compensation Committee.

Outstanding Equity Awards at 2019 Fiscal Year-End

The following table provides information regarding outstanding equity awards held by each of our named executive officers on December 31, 2019.

	Options Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)		Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
David R. (“Jude”) Melville, III	05/17/2011	100,000		—	—	$15.00	05/17/2021
	12/22/2006	92,400	(1)	—	—	$10.00	01/15/2020

Gregory Robertson	07/31/2014	15,000		—	—	$17.11	07/31/2024
	09/26/2011	10,000		—	—	$15.00	09/26/2021

Philip Jordan	07/31/2014	7,500		—	—	$17.11	07/31/2024
	11/29/2012	10,000		—	—	$15.00	11/29/2022
	10/20/2008	15,000	(2)	—	—	$12.00	10/20/2021

(1)

Options vested over a period of ten years following the date of grant. Options were extended December 20, 2016 to expire on January 15, 2020. Amendment retains $10 exercise price but restricts the situations in which the options may be exercised to occur upon the earlier of (i) immediately prior to the January 15, 2020 expiration date, (ii) a change in control of Business First or the Bank, (iii) the option holder’s death, (iv) the option holder becoming disabled, and (v) the option holder incurring a separation from Business First and the Bank. All options were exercised on January 15, 2020.

(2)

Options vested over a period of ten years following the date of grant. Options were extended October 18, 2018 to expire on October 20, 2021. Amendment retains $12 exercise price but restricts the situations in which the options may be exercised to occur upon the earlier of (i) immediately prior to the October 20, 2021 expiration date, (ii) a change in control of Business First or the Bank, (iii) the option holder’s death, (iv) the option holder becoming disabled, and (v) the option holder incurring a separation from Business First and the Bank.

	Outstanding Stock Awards
Name	Number of Shares or Units of Stock That have Not Vested (#)	Market Value(3) of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
David R. (“Jude”) Melville, III	10,672(1)	$266,053	—	—

Gregory Robertson	4,450(2)	$110,938	—	—

Philip Jordan	4,450(2)	$110,938	—	—

(1)	Consists of 7,153 shares of restricted stock that will vest on March 31, 2020 and 3,519 shares of restricted stock will vest on March 31, 2021.
(2)	Consists of 3,024 shares of restricted stock will vest on March 31, 2020 and 1,426 shares of restricted stock will vest on March 31, 2021.
(3)	Based on the $24.93 closing price on the last trading day of 2019.

Employment Agreements

b1BANK is a party to an employment agreement with David (“Jude”) Melville, III. A summary description of the employment agreement is set forth below. Business First does not have employment agreements with its other named executive officers.

On November 6, 2019, the Bank entered into an Amended and Restated Executive Employment Agreement with David R. Melville, III, which amended and restated the existing Executive Employment Agreement, dated August 6, 2009, by and between the Bank and Mr. Melville. The following summary of the key provisions of the employment agreement is qualified by the full text of the employment agreement.

The employment agreement with Mr. Melville provides for an initial five-year term, and thereafter the employment agreement automatically renews for a one-year term unless either the Bank or Mr. Melville gives notice to the other party at least 90 days prior to the end of the term that the agreement will not be renewed. The employment agreement provides for Mr. Melville to receive a base salary of not less than $500,000 annually, as well as for Mr. Melville’s participation in benefit plans and incentive bonus plans offered by the Bank. Mr. Melville is also entitled to paid vacation, a vehicle allowance, a country club membership, and health insurance.

If Mr. Melville’s employment is terminated by the Bank without cause (as defined in the employment agreement) during the term of the agreement or if Mr. Melville terminates his employment for good reason (as defined in the employment agreement), he will be entitled to payment of an amount equal to three times the sum of (a) his then current annual base salary, plus (b) his average incentive bonus compensation for the three previous years, plus certain continued benefits. In addition, if Mr. Melville is terminated by the Bank without cause or if he terminates his employment for good reason, either three months prior to a change in control (as defined in the employment agreement) of the Company or the Bank or within 24 months following such a change-in-control, Mr. Melville will be entitled to payment of an amount equal to three times the sum of (a) his then current annual base salary, plus (b) his average incentive bonus compensation for the three previous years, plus certain continued benefits.

During the two-year period following the expiration or termination of the employment agreement, Mr. Melville has agreed to certain non-solicitation and non-competition terms that inure to the benefit of the Bank. The employment agreement also contains other customary covenants and conditions.

Change in Control Agreements. On November 6, 2019, the Company and the Bank entered into Change in Control Agreements with each of Messrs. Robertson and Jordan. The Change in Control Agreements replaced the existing change in control agreements to which each of Messrs. Robertson and Jordan were a party. The following summary of the key provisions of the change in control agreements are qualified by the full text of the agreements.

Each agreement generally provides that, in the event that the officer is terminated by the Company or the Bank without cause (as defined in the change in control agreement), or if the officer terminates his employment for good reason (as defined in the change in control agreement), in either case during the period beginning three months before and ending 24 months after a change in control (as defined in the change in control agreement) of the Company or the Bank, the officer would be due a one-time payment equal to two times the sum of (a) the officer’s annual base salary, plus (b) the officer’s average incentive bonus compensation for the three previous years, plus certain continued benefits. The officer’ right to such a payment upon a change in control is subject to his compliance, during the two-year period following such change in control, with certain non-solicitation and non-competition terms that inure to the benefit of the Company and the Bank. In the event the officer is terminated outside of the prescribed period, or if he is terminated with cause or terminates his employment without good reason during the prescribed period, the officer would not be entitled to such payment.

Other Employment Arrangements.  In addition to the employment agreement described above, b1BANK has entered into employment and/or compensation arrangements with certain of its officers with varying terms taking into consideration the nature of the position and the particular individual’s skills and experience. Our overall executive compensation program is designed to attract, motivate, reward, and retain key members of our management. A major goal of our compensation program is to align the compensation structure for our executives with shareholders’ interests and current market practices.

All of our officers serve at the pleasure of our board of directors. If any of these individuals leaves his or her respective position, our business, financial condition, results of operations may suffer.

Equity Incentive Plans

In 2006, our board of directors adopted the 2006 Stock Option Plan pursuant to which we were permitted to issue stock options to purchase up to 1,500,000 shares of our common stock, all of which could be issued as either incentive stock options under Section 422A of the Internal Revenue Code of 1986, as amended, or non-qualified stock options. Although our 2006 Stock Option Plan expired on December 22, 2016 and we are no longer permitted to issue additional stock options under this plan, as of December 31, 2019, we had 725,300 outstanding and unexercised stock options, of which 724,300 were vested, that have been issued to our executive officers and key personnel and remain subject to the terms and conditions of the 2006 Stock Option Plan until they are exercised or forfeited. At December 31, 2019, the weighted average exercise price of the stock options issued under our 2006 Stock Option Plan was $12.55.

On June 29, 2017, our shareholders approved our 2017 Equity Incentive Plan (the “Plan”). The Plan provides for the grant of various types of equity grants and awards, including incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock, restricted stock units, performance units, performance shares and other stock-based awards to eligible participants, which includes our employees, directors and consultants. The Plan has reserved 500,000 shares of common stock for grant, award, or issuance to eligible participants, all of which may be subject to incentive stock option treatment. Shares allocable to awards that are terminated, forfeited, or repurchased by the Company are available to be granted again. The Plan is administered by the Compensation Committee of the Company’s Board of Directors, which determines, within the provisions of the Plan, those eligible participants to whom, and the times at which, grants and awards will be made. As of December 31, 2019, 93,525 awards have been granted under the Plan, and 406,475 shares of common stock remain available for grant.

Our Plan is intended to provide certain of our officers, directors, and employees the opportunity to acquire a proprietary interest in our success by granting various types of equity grants and awards to such individuals. Specifically, the plans are intended to advance our interests by (1) enabling us to attract and retain the best available individuals for positions of substantial responsibility; (2) providing additional incentive to such persons by affording them an opportunity for equity participation in our business; and (3) rewarding officers, directors and employees for their contributions.

Our Plan is administered by the Compensation Committee of our board of directors. Compensation Committee has authority with respect to the plan to:

●	modify the requirements of the plan to conform with the law or to meet special circumstances not anticipated or covered in the plan;

●	establish policies; and

●	adopt rules and regulations and prescribe forms for carrying out the purposes and provisions of the plan.

Under the plan, the aggregate fair market value (determined as of the date an option is granted) of the shares with respect to which Incentive Stock Options are exercisable for the first time by any optionee during any calendar year may not exceed $100,000. The option price to be paid upon exercise of an Incentive Stock Option or a Non-Qualified Option is determined by the Compensation Committee, but in no event may such price be less than the fair market value per share of our common stock on the date of the grant.

The Compensation Committee has the discretion to fix the period during which any option (including Incentive Stock Options and Non-Qualified Options) may be exercised, provided that no options may be exercised more than 10 years after the date of grant. However, expiring options may be amended and extended at the discretion of the Compensation Committee. Each option may be exercised upon such terms and conditions as the Compensation Committee determines. In making any determination as to whom options shall be granted, and as to the number of shares to be covered by such options, the Compensation Committee considers the duties of the respective officers, directors and employees, their present and potential contributions to our success, profitability and growth, and such other factors as the committee deems relevant in connection with accomplishing the purposes of the Plan.

Supplemental Executive Retirement Plan. b1BANK maintains a Supplemental Executive Retirement Plan (“SERP”) which provides a select group of management with salary continuation benefits upon their retirement, or death benefits to their named beneficiary in the event of their death. The SERP, which was established August 1, 2009, is an unfunded nonqualified deferred compensation plan where certain executives of b1BANK are selected to participate in the plan at the discretion of the board of directors. SERP benefits are based upon the position and salary of the executive officer at retirement, disability, or death. Normal retirement benefits under the plan for Tier I executive officers are equal to 50% of the participant’s average compensation, payable over the longer of 180 months or the participant’s life. Normal retirement benefits under the plan for Tier II executives are equal to 25% of the participant’s average compensation, payable over 180 months. The SERP is administered by The Pangburn Group, who also provide guidance to b1BANK relating to the valuation method and assumptions.

Benefits are also available in the event of death, disability, or early retirement. Under the early retirement provisions for certain executives, if separation from service occurs after reaching early retirement age and prior to normal retirement age, b1BANK will pay the executive a reduced benefit equal to the vested accrued benefit calculated as of the early retirement date, payable in 180 equal monthly installments beginning on the normal retirement date. For other executives, instead of an early retirement benefit, the separation from service benefit prior to normal retirement age provides the executive with a separation from service benefit equal to the participant’s vested accrued benefit payable in 180 equal monthly installments commencing within 30 days of the date of separation. The early retirement age means the date the executive attained age fifty-five and completed 10 years of service. The normal retirement age is the date the executive attained age sixty-five.

In the event the participant dies prior to the commencement of benefits under the plan, the executive’s beneficiary will be entitled to a survivor’s benefit which equals the amount of the vested accrued benefit, calculated as of the date of death, and payable in a single lump sum within 90 days following the date of death. If the executive dies after the commencement of benefits but prior to receiving all such payments due and owing under the plan, the unpaid balance of the payments will continue to be paid to the executive’s beneficiary for the remainder of the payout period.

If the participant becomes disabled prior to commencement of benefits under the plan, a disability benefit equal to the executive’s vested accrued benefit calculated as of the disability date shall be payable in 180 equal monthly installments commencing within 30 days of the disability determination date.

Upon a change of control prior to separation from service, the participant shall become 100% vested in his or her accrued benefit, calculated as of the effective date of the change of control. b1BANK will pay the executive the change of control benefit in a single lump sum amount within 30 days following that date.

For purposes of calculating the participant’s vested accrued benefit, the executive shall become 100% vested upon completion of ten years of service and the attainment of age fifty-five. Prior to the completion of ten years of service and the attainment of age fifty-five, the participant shall be zero percent vested. However, in the event of a participant’s death or disability, or a change in control, the executive shall become one hundred percent vested.

The benefits under the SERP will be paid out of the general unrestricted assets of b1BANK. The Bank has elected to purchase life insurance contracts, more specifically Bank Owned Life Insurance (“BOLI”), each of which may be used as a source of liquidity to fund these future benefits. b1BANK is the owner and beneficiary of these life insurance policies, which are general assets of the Bank.

Split-Dollar Agreement. b1BANK owns two split-dollar endorsement policies covering the life of the Chairman Emeritus, Charles E. “Buddy” Roemer, III. Under the terms of the August 1, 2009 agreement, the Bank will be entitled to a share of the policy proceeds equal to the dollar amount of cumulative premiums paid for the policies. The remainder of the policy proceeds will be paid to the Chairman Emeritus’ beneficiaries.

Director Compensation

Each of our directors who is not also an employee of b1BANK receives compensation for attending various board of directors and committee meetings. Our directors who are not employees and do not serve as Chairman of b1BANK receive $500.00 for their attendance at each board meeting. Our directors who are not employees also receive a monthly retainer. Our Chairman receives a monthly retainer of $11,333.34 and a monthly auto allowance of $894.00. Each non-employee director receives a monthly retainer of $416.67, and each Committee Chairperson receives an additional monthly retainer of $333.33, except if the Chairman is a Committee Chairperson, no additional monthly retainer is paid. If any committee meets on a non-board meeting day, each member, including the Chairperson, receives $250.00 for each meeting attended on a non-board meeting day.

The following table sets forth compensation paid, earned or awarded during 2019 to each of our directors and the directors of b1BANK, other than directors who are also named executive officers, whose compensation is described in the “Summary Compensation Table” above.

Name	Fees Earned or Paid in Cash ($)	Other Compensation ($)		Stock Awards ($)		Total ($)
Lloyd Benny Alford (1)	$15,750	—		$7,500	(11)	$23,250
James J. Buquet, III (2)	—	—		—		—
Jack E. Byrd, Jr. (3)	—	$445,807	(3)	—		$445,807
Ricky D. Day (2)	—	—		—		—
Mark P. Folse (2)	—	—		—		—
John A. Graves	$16,250	—		$7,500	(11)	$23,750
Robert S. Greer, Jr.	$155,478	$10,728	(4)	$7,500	(11)	$173,706
J. Vernon Johnson (2)	—	—		—		—
David L. Laxton, III (5)	$16,500	—		$7,500	(11)	$24,000
Rolfe H. McCollister, Jr.	$14,500	—		$7,500	(11)	$22,000
Andrew D. McLindon	$15,250	—		$7,500	(11)	$22,750
Patrick E. Mockler	$18,500	—		$7,500	(11)	$26,000
David A. Montgomery, Jr.	$17,750	—		$7,500	(11)	$25,250
Arthur J. Price	$16,000	—		$7,500	(11)	$23,500
Dr. Fayez K. Shamieh (6)	$11,000	—		$7,500	(11)	$18,500
C. Stewart Slack (7)	$22,750	—		$7,500	(11)	$30,250
Kenneth Wm. Smith	$17,000	—		$7,500	(11)	$24,500
Thomas Everett Stewart, Jr. (8)	$12,750	—		$7,500	(11)	$20,250
N. Jerome Vascocu (9)	—	$365,047	(9)	—		$365,047
Steven G. White	$13,000	—		$7,500	(11)	$20,500
Robert Yarborough (10)	$19,500	—		$7,500	(11)	$27,000

(1)	Mr. Alford resigned from the board on May 1, 2020.
(2)	Messrs. Buquet, Day, Folse and Johnson were each appointed to the board on May 1, 2020 and earned no fees or other compensation during 2019.
(3)

In connection with our acquisition of Minden Bancorp, Inc., b1BANK entered into an Executive Employment Agreement with Mr. Byrd, who formerly served as MBL Bank’s Chairman, CEO and President, under which Mr. Byrd was employed by the Bank, beginning on January 1, 2018, as Chairman of the Northwest Louisiana Region. Mr. Byrd’s compensation includes $260,000 in salary, $156,000 in cash incentive bonus, $9,000 in auto allowance, $17,392 in health and welfare benefits, and $3,415 in club dues. The Executive Employment Agreement expired in 2019 and no further amounts will be paid under it in 2020 or thereafter. Mr. Byrd resigned from the board on May 1, 2020.

(4)	Consists of auto allowance of $10,728.
(5)	Mr. Laxton resigned from the board on May 1, 2020.
(6)	Dr. Shamieh resigned from the board on May 1, 2020.
(7)	Mr. Slack resigned from the board of directors effective January 8, 2020 to accept a full-time position as an employee of the Bank.
(8)	Mr. Stewart resigned from the board on May 1, 2020.
(9)

In connection with our acquisition of Richland State Bancorp, Inc., b1BANK entered into an Executive Employment Agreement with Mr. Vascocu, who formerly served as Richland State Bank’s President and CEO, under which Mr. Vascocu was employed by the Bank, beginning on December 1, 2018, as Chairman of the Northeast Louisiana Region. Mr. Vascocu’s compensation includes $255,000 in salary, $76,500 in cash incentive bonus, $9,000 in auto allowance and $17,392 in health and welfare premiums, and $7,155 in club dues. Mr. Vascuco resigned from the board on May 1, 2020.

(10)	Mr. Yarborough resigned from the board on May 1, 2020.
(11)

Represents the aggregate fair market value of shares of our common stock that were granted on March 31, 2019. The value of shares issued was based upon a per share value of $25.33, which was the closing price for shares of the Company’s common stock on the date of grant.

Directors have been and will continue to be reimbursed for travel, food, lodging and other expenses directly related to their activities as directors. Directors are also entitled to the protection provided by the indemnification provisions in our current articles of incorporation and bylaws.

Risk Assessment of Compensation Policies and Practices

In connection with its evaluation and review of our policies and practices of compensating employees, including executives and nonexecutive employees, as such policies and practices relate to risk management practices and risk-taking, the Compensation Committee of our board of directors has determined that our compensation plans and practices are not likely to have a material adverse effect on Business First.

Certain Relationships and Related Transactions

Policies and Procedures Regarding Related Person Transactions

Transactions by b1BANK or us with related persons are subject to a formal written policy, as well as regulatory requirements and restrictions. These requirements and restrictions include Sections 23A and 23B of the Federal Reserve Act and the Federal Reserve’s Regulation W (which govern certain transactions by b1BANK with its affiliates) and the Federal Reserve’s Regulation O (which governs certain loans by b1BANK to its executive officers, directors, and principal shareholders). We have adopted policies to comply with these regulatory requirements and restrictions.

In addition, our board of directors has adopted a written policy governing the approval of related person transactions that complies with all applicable requirements of the SEC and the Nasdaq Global Select Market concerning related person transactions. Related person transactions are transactions in which we are a participant, the amount involved exceeds $120,000 and a related person has or will have a direct or indirect material interest. Related persons of Business First Bancshares, Inc. include directors (including nominees for election as directors), executive officers, beneficial holders of more than five percent of our capital stock and the immediate family members of these persons. Our executive management team, in consultation with outside counsel, as appropriate, will review potential related person transactions to determine if they are subject to the policy. If so, the transaction will be referred to the Nominating/Corporate Governance Committee for approval. In determining whether to approve a related person transaction, the Committee will consider, among other factors, the fairness of the proposed transaction, the direct or indirect nature of the related person’s interest in the transaction, the appearance of an improper conflict of interests for any director or executive officer taking into account the size of the transaction and the financial position of the related person, whether the transaction would impair an outside director’s independence, the acceptability of the transaction to our regulators and the potential violations of other corporate policies. Our Related Person Transactions Policy is available on our website at www.b1bank.com under “Shareholder Information.”

Related Person Transactions

Since January 1, 2019, other than the compensation arrangements with directors and executive officers described in the “Executive Compensation” section above, there have been no transactions, and no such transactions are proposed, in which:

●	we have been or are to be a participant;

●	the amount involved exceeds or will exceed $120,000; and

●

any of our directors, executive officers, or beneficial holders of more than 5% of our capital stock, or any immediate family member of or person sharing the household with any of these individuals (other than tenants or employees), had or will have a direct or indirect material interest.

Ordinary Banking Relationships

Certain of our officers, directors, and principal shareholders, as well as their immediate family members and affiliates, are customers of, or have participated in transactions with, b1BANK or us in the ordinary course of business. These transactions include deposits, loans and other financial services related transactions. Such related party transactions are made in the ordinary course of business, on substantially the same terms, including interest rates and collateral (where applicable), as those prevailing at the time for comparable transactions with persons not related to us, and do not involve more than normal risk of collectability or present other features unfavorable to us. As of the date of this Report, no related party loans were categorized as nonaccrual, past due, restructured, or potential problem loans. We expect to continue to enter into transactions in the ordinary course of business on similar terms with our officers, directors, and principal shareholders, as well as their immediate family members and affiliates.

Security Ownership of Certain Beneficial Owners and Management and Related Shareholder Matters

The following table sets forth certain information regarding the beneficial ownership of our common stock as of May 7, 2020 (except where otherwise noted), by (1) our directors and executive officers, (2) each person who is known by us to own beneficially 5% or more of our common stock and (3) all directors and executive officers as a group. Unless otherwise indicated, based on information furnished by such shareholders, our management believes that each person has sole voting and dispositive power over the shares indicated as owned by such person. Unless otherwise indicated below, the address for each of the listed beneficial owners is 500 Laurel Street, Suite 101, Baton Rouge, Louisiana 70801.

	Number of Shares Beneficially Owned	Percentage Beneficially Owned (1)
Directors and Executive Officers
James J. Buquet, III	150,304(2)	*
Ricky D. Day	237,320	1.1%
Mark P. Folse	124,035	*
John A. Graves	39,515	*
Robert S. Greer, Jr.	17,140	*
J. Vernon Johnson	332,563(3)	1.6%
Rolfe H. McCollister, Jr.	84,140(4)	*
Andrew D. McLindon	31,040	*
David R. Melville, III	211,648(5)	1.0%
Patrick E. Mockler	12,773	*
David A. Montgomery, Jr.	7,978	*
Arthur J. Price	12,140(6)	*
Kenneth Wm. Smith	43,140	*
Steven G. White	45,889(7)	*
Donald A. Hingle, II	19,362 (8)	*
Philip Jordan	62,008(9)	*
Keith Mansfield	65,636(10)	*
Alicia Robertson	16,551(11)	*
Gregory Robertson	46,501(12)	*
Margaret Singer Lee	2,370	*
Directors and Executive Officers as a group (20 persons)	1,562,053	7.6%

*	Indicates ownership which does not exceed 1.0%.
(1)

The percentage beneficially owned was calculated based on 20,667,238 shares of our common stock issued and outstanding as of May 7, 2020 (rounded to the nearest tenth of a percent). Percentages assume exercise of all options that are vested or will vest within 60 days with respect to each reporting person only.

(2)

Includes (i) 6,110 shares held by Buquet III Children's 1998 Trust, (ii) 64,085 shares held by The Buquet Family 2012 Trust, (iii)11,389 shares held by James Buquet IV Trust No.2, (iv) 11,389 shares held by Mary Mercer Buquet Trust No. 2, and (v) 32,003 shares held jointly with spouse. Includes 57,331 pledged shares.

(3)	Includes (i) 54,848 shares held by Robert Barrett Johnson Trust, (ii) 54,848 shares held by Eric Paul Johnson Trust 2004, and (iii) 222,867 shares held jointly with spouse.
(4)	Includes 5,000 shares held by Mr. McCollister’s spouse.
(5)

Includes (i) vested options to purchase 100,000 shares of common stock, (ii) units of employer stock fund through Business First’s 401(k) plan equivalent to approximately 3,262 shares and (iii) 12,698 shares of unvested restricted stock. Includes 80,000 pledged shares.

(6)	Includes 11,000 shares held by PEMP Investments, LLC, a company controlled by Mr. Price.
(7)

Includes 42,249 shares held by William A. Robinson Trust, an entity for which Mr. White serves as business manager and substitute trustee and as such shares voting and investment power over such shares. Mr. White disclaims any beneficial ownership of such shares except to the extent of his pecuniary interest.

(8)

Includes (i) 2,807 shares of unvested restricted stock, (ii) units of employer stock fund through Business First’s 401(k) plan equivalent to approximately 4,152 shares, and (iii) vested options to purchase 7,500 shares of common stock.

(9)

Includes (i) 5,112 shares of unvested restricted stock, (ii) units of employer stock fund through Business First’s 401(k) plan equivalent to approximately 6,523 shares, (iii) 6,300 shares held by Jordan Family Holdings, LLC, an entity of which Mr. Jordan is a member but disclaims any beneficial ownership except to the extent of his pecuniary interest, and (iv) vested options to purchase 32,500 shares of common stock.

(10)	Includes (i) 4,343 shares of unvested restricted stock, and (ii) vested options to purchase 40,000 shares of common stock.
(11)	Includes (i) 2,361 shares of unvested restricted stock, and (ii) vested options to purchase 12,000 shares of common stock.
(12)	Includes (i) 5,112 shares of unvested restricted stock, and (ii) vested options to purchase 25,000 shares of common stock.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than ten percent of our outstanding common stock to file reports of ownership and changes in ownership of our equity securities, including our common stock with the SEC. Such persons are required by the SEC’s regulations to furnish us with copies of all reports they file pursuant to Section 16(a).

Based solely on a review of the reports furnished to us, or written representations from persons that all reportable transactions were reported, we believe that during the fiscal year ended December 31, 2019, our directors, executive officers and shareholders with greater than ten percent of our common stock timely filed all reports they were required to file under Section 16(a) except for the following: Messrs. Alford, Graves, Greer, Jordan, Laxton, Mockler, Montgomery, Price, Shamieh, Slack. Smith, White and Yarborough each filed one late Form 4 reporting a single transaction; Messrs. Jordan, Mansfield, Melville, McCollister, Robertson and Stewart and Ms. Robertson each filed one late Form 4 reporting two transactions; Mr. Hingle filed two late Form 4s reporting sixteen transactions; Mr. McLindon filed two late Form 4s reporting 25 transactions; and Mr. Vascuco filed one late Form 4 reporting 14 late transactions.

Report of the Audit Committee of the Board of Directors

The following “Report of the Audit Committee” shall not be deemed incorporated by reference by any general statement incorporating this proxy statement into any filing under the Securities Act or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Securities Act or the Exchange Act.

The Audit Committee’s general role is to assist the board of directors in overseeing the financial reporting process and related matters of the Company and its consolidated subsidiaries, including b1BANK. The Audit Committee has adopted a written charter, available on our website at www.b1bank.com under “Shareholder Information,” and during the year the Audit Committee fulfilled its duties and responsibilities as outlined in its charter. Each member of the committee is “independent” as that term is defined by the Nasdaq Stock Market rules applicable to audit committee members. David A. Montgomery, Jr. qualifies as an “audit committee financial expert” under Item 407(d)(5) of Regulation S-K under the Securities Act and has the requisite accounting or related financial expertise required by applicable SEC rules.

The Audit Committee reviewed and discussed with management and Hannis T. Bourgeois, LLP the audited financial statements of the Company to be included in its Annual Report on Form 10-K for the year ended December 31, 2019.

The Audit Committee reviewed with the independent auditor, which is responsible for expressing an opinion on the conformity of those audited consolidated financial statements and related schedules with generally accepted accounting principles, its judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the Audit Committee by the standards of the Public Company Accounting Oversight Board, the rules of the Securities and Exchange Commission and other applicable regulations. In addition, the Audit Committee received the written disclosures and the letter from the independent auditor required by applicable requirements of the PCAOB regarding the independent auditor’s communications with the audit committee concerning independence, discussed with the independent auditor the independent auditor’s independence, and considered the compatibility of non-audit services with the independent auditor’s independence.

It is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and in accordance with generally accepted accounting principles; that is the responsibility of management and Hannis T. Bourgeois, LLP. In giving its recommendation to the board of directors, the Audit Committee has relied on (1) management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles and (2) the reports of Hannis T. Bourgeois, LLP with respect to those financial statements.

Based on the review and discussion referenced above, the Audit Committee recommended to the board of directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the Securities and Exchange Commission.

As noted above under “Proposal 2 – Ratification of

Submitted by the Audit Committee of the Board of Directors

James J. Buquet, III

J. Vernon Johnson

David A. Montgomery, Jr., Chairman

Steven G. White

Messrs. Mockler, Montgomery, and White were the members of the Audit Committee who engaged in the review and discussions referred to above in the Report of the Audit Committee prior to May 1, 2020. Messrs. Buquet and Johnson were appointed to the Audit Committee effective May 14, 2020.

Shareholder Proposals and Nominations For 2021 annual Meeting

Shareholders interested in submitting a proposal for inclusion in the proxy statement for our 2021 annual meeting may do so by following the procedures set forth in Rule 14a-8 promulgated under the Exchange Act. To be eligible for inclusion, shareholder proposals must be received by us at our principal executive offices, 500 Laurel Street, Suite 101, Baton Rouge, Louisiana 70801, addressed to Heather Roemer, Corporate Secretary, no later than January 20, 2021. The proposal and its proponent must satisfy all applicable requirements of Rule 14a-8. However, as the rules of the Securities and Exchange Commission make clear, simply submitting a proposal does not guarantee its inclusion.

In addition, under our bylaws, a shareholder who wishes to nominate an individual for election to our board of directors directly or to propose any business to be considered at an annual meeting (other than matters brought under Rule 14a-8) must deliver advance written notice of that nomination or business to us following certain procedures contained in our bylaws. To be timely, the notice must be received by our Corporate Secretary at our principal executive offices not less than 90 nor more than 120 days before the first anniversary of the date of the 2020 annual meeting, unless our 2021 annual meeting is held on a date that is not within 30 days before or after the first anniversary of the date of the 2020 annual meeting. In that case, to be timely, notice must be delivered not later than the close of business on the tenth day following the date on which notice of the date of the 2021 annual meeting is given or public disclosure of the date of the 2021 annual meeting is made, whichever occurs first.

To be in proper form, a shareholder’s notice must include all of the information about the proposal or nominee required by our bylaws. You may obtain a copy of our bylaws upon written request to our Corporate Secretary at our principal executive offices. The chairman of the annual meeting may refuse to acknowledge any director nomination, or the proposal of any business not made in compliance with the procedures contained in our bylaws.

Other Matters

Our board of directors does not know of any matters to be presented at the meeting other than those set forth in the accompanying notice. However, if any other matters properly come before the annual meeting or any adjournments or postponements thereof, the proxy holders will vote or abstain thereon in their discretion.

Cost of Annual Meeting and Proxy Solicitation

We will bear all costs associated with the 2020 annual meeting, including the cost of soliciting proxies. We may solicit proxies by mail, personal interview, telephone, email, or other electronic means. No director, officer or employee will be paid any additional compensation for any solicitation activities, although we will reimburse to them any out-of-pocket expenses. We may request banks, brokers and other custodians, nominees, and fiduciaries to forward copies of these proxy materials to the beneficial holders and to request instructions for the execution of proxies and may reimburse these persons for their related expenses. Proxies are solicited to provide all record holders of our common stock with an opportunity to vote on the matters to be presented at the annual meeting, even if they cannot attend the live webcast of the meeting.

Annual Report on Form 10-K

The Company will furnish, without charge, a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, including any amendments thereto, as filed with the SEC, to any shareholder upon written request to Business First Bancshares, Inc., ATTN: Corporate Secretary, 500 Laurel Street, Suite 101, Baton Rouge, Louisiana 70801.

The Company’s Annual Report on Form 10-K, including consolidated financial statements and related notes and any amendments thereto, for the year ended December 31, 2019, as filed with the SEC, accompanies but does not constitute part of this proxy statement.

BUSINESS FIRST BANCSHARES

VOTE

C123456789

000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext

000004

ENDORSEMENT_LINE______________ SACKPACK_____________

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4
ADD 5
ADD 6

Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Online
Go to **www.envisionreports.com/BFST** or scan the QR code — login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/BFST

Using a **black ink** pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X

2020 Annual Meeting Proxy Card

1234 5678 9012 345

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposal 2.

1. Election of Directors:

Nominee	For	Against	Abstain	Nominee	For	Against	Abstain	Nominee	For	Against	Abstain
01 - James J. Buquet, III	☐	☐	☐	02 - Ricky D. Day	☐	☐	☐	03 - Mark P. Folse	☐	☐	☐
04 - John A. Graves	☐	☐	☐	05 - Robert S. Greer, Jr.	☐	☐	☐	06 - J. Vernon Johnson	☐	☐	☐
07 - Rolfe H. McCollister, Jr.	☐	☐	☐	08 - Andrew D. McLindon	☐	☐	☐	09 - David R. Melville, III	☐	☐	☐
10 - Patrick E. Mockler	☐	☐	☐	11 - David A. Montgomery, Jr.	☐	☐	☐	12 - Arthur J. Price	☐	☐	☐
13 - Kenneth Wm. Smith	☐	☐	☐	14 - Steven G. White	☐	☐	☐				

	For	Against	Abstain
2. Proposal -- To ratify the appointment of Dixon Hughes Goodman, LLP as Auditor for the Company for the year ending December 31, 2020.	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

C 1234567890 JNT

1 U P X 4 6 2 9 4 9

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

039NHC

To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

The password for this meeting is — BFST2020

Small steps make an impact.

Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/BFST

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Business First Bancshares, Inc.

Notice of 2020 Annual Meeting of Shareholders

Proxy Solicited by Board of Directors for Annual Meeting — June 25, 2020

David R. Melville, III and Robert S. Greer, Jr., or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Business First Bancshares, Inc. to be held on June 25, 2020 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the Board of Directors and FOR Proposal 2.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side)

C Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.